UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No.      )
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MONRO MUFFLER BRAKE, INC.

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MONRO MUFFLER BRAKE, INC.
200 Holleder Parkway
Rochester, New York 14615

Notice of Annual Meeting of
Shareholders to be Held
August 10, 2010

Important Notice Regarding the Availability of Proxy Materials
for the Annual Shareholders Meeting to be Held on August 10, 2010:

This Proxy Statement and the 2010 Annual Report are available on the Company’s website at http://www.monro.com/site/corporate_investor.cfm

To the Shareholders of
MONRO MUFFLER BRAKE, INC.

The Annual Meeting of Shareholders of Monro Muffler Brake, Inc. (the “Company”) will be held at the Radisson Hotel Rochester Riverside, 120 East Main Street, Rochester, N.Y. 14604, on Tuesday, August 10, 2010, commencing at 10 a.m., for the following purposes:

1.	to elect four directors to Class 1 of the Board of Directors to serve a two-year term, and one director to Class 2 of the Board of Directors to serve a one-year term, and until their successors are duly elected and qualified at the 2012 and 2011 annual meetings, respectively, of shareholders;

2.	to ratify an amendment to the Monro Muffler Brake, Inc. 2007 Stock Incentive Plan;

3.	to ratify the re-appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending March 26, 2011; and

4.	to consider such other business as may properly be brought before the meeting or any adjournment or postponement thereof.

Only shareholders of record at the close of business on June 22, 2010, will be entitled to vote at the meeting.

This communication is not a form of voting and presents only an overview of the more complete proxy materials, which are available on the internet or by mail. The Company encourages you to access and review the complete proxy material before voting.

By Order of the Board of Directors

/s/  John W. Van Heel
John W. Van Heel
Secretary

Rochester, New York
July 9, 2010

PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED, SELF-ADDRESSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

PROXY STATEMENT

MONRO MUFFLER BRAKE, INC.
200 Holleder Parkway
Rochester, New York 14615

Annual Meeting of Shareholders
August 10, 2010

SOLICITATION OF PROXIES

The accompanying proxy is solicited by the Board of Directors of Monro Muffler Brake, Inc., a New York corporation (the “Company” or “Monro”), for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at the Radisson Hotel Rochester Riverside, 120 East Main Street, Rochester, N.Y. 14604, on Tuesday, August 10, 2010, commencing at 10 a.m., or at any adjournment or postponement thereof.

A shareholder who executes a proxy may revoke it at any time before it is voted. Attendance at the meeting shall not have the effect of revoking a proxy unless the shareholder so attending shall, in writing, so notify the secretary of the meeting at any time prior to the voting of the proxy. A proxy which is properly signed and not revoked will be voted for the nominees for election as directors listed herein, for the ratification of the amendment to the Monro Muffler Brake, Inc. 2007 Stock Incentive Plan and for ratification of the re-appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending March 26, 2011, as proposed herein, unless contrary instructions are given, and such proxy may be voted by the persons named in the proxy in their discretion upon such other business as may be properly brought before the meeting.

The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies by telephone or otherwise. The Company has also retained the firm of D. F. King & Co., Inc. to assist it with the solicitation of proxies for a fee of approximately $12,500, plus reimbursement of reasonable out-of-pocket expenses. This fee does not include the costs of printing and mailing the proxy materials. The Company will reimburse brokers or other persons holding shares in their names or in the names of their nominees for their charges and expenses in forwarding proxies and proxy material to the beneficial owners of such shares. It is anticipated that the mailing of this Proxy Statement will commence on or about July 9, 2010.

In accordance with rules issued by the Securities and Exchange Commission, the Company is providing access to its proxy materials both by sending shareholders this full set of proxy materials, including a Proxy Card, and by notifying shareholders of the availability of its proxy materials on the Internet.

VOTING SECURITIES

Only shareholders of record at the close of business on Tuesday, June 22, 2010, the record date, will be entitled to vote. At May 28, 2010, the Company had outstanding 19,986,119 shares of Common Stock, par value $.01 per share (“Common Stock”). Each share of Common Stock is entitled to one vote on each matter as may properly be brought before the meeting.

The voting rights of holders of Common Stock are subject to the voting rights of the holders of 32,500 shares outstanding of the Company’s Class C Convertible Preferred Stock, par value $1.50 per share (“Class C Preferred Stock”). The vote of the holders of at least 60% of the shares of Class C Preferred Stock at the time outstanding, voting as a separate class, or, alternatively, the written consent of the holders of all outstanding shares of Class C Preferred Stock, is needed to effect or validate any action approved by a vote of the holders of shares of Common Stock. Therefore, such preferred shareholders have an effective veto over all matters put to a vote of common shareholders, and such veto power could be used, among other things, to block the election of directors, the amendment to the Monro Muffler Brake, Inc. 2007 Stock Incentive Plan and the ratification of the re-appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company or any other matter that the holders of the Common Stock might otherwise approve at the Annual Meeting. It is expected that the holders of the Class C Preferred Stock will approve, by unanimous written consent, all matters currently proposed to be put to a vote of common shareholders at the Annual Meeting.

With regard to the election of directors, votes may be cast in favor of or withheld from each nominee. A director nominee must receive a majority of the votes cast at the meeting to be elected. Votes cast include votes that are withheld from any nominee. Abstentions may be specified on proposals other than the election of directors, which proposals require a majority of the votes cast at the meeting for approval. Abstentions will be counted as present for purposes of determining the existence of a quorum but are not deemed cast at the meeting and, thus, have no effect on the determination of a majority. With respect to shares of Common Stock held in street name, where no vote is indicated on a matter because the nominee or broker lacks authority to vote such shares without specific instructions from the beneficial owner, and the nominee or broker has received no such instructions (a “broker non-vote”), such shares are not counted as present for the purpose of determining the existence of a quorum unless such shares can be voted on another matter and are not counted as votes cast with respect to any matter for which a broker non-vote exists.

Finally, shares of Common Stock held by shareholders who do not return a signed and dated proxy and who do not attend the meeting in person will not be considered present at the Annual Meeting, will not be counted towards a quorum and will not be entitled to vote on any matter.

ELECTION OF DIRECTORS

The Board of Directors of the Company is divided into two classes having terms which expire at the Annual Meeting (Class 1) and at the 2011 annual meeting of shareholders (Class 2). Three Class 1 directors are proposed for re-election at the Annual Meeting. In addition, one Class 1 director and one Class 2 director are proposed for election at the Annual Meeting.

Each of the Company’s directors brings extensive management and leadership experience gained through their service to diverse businesses. In these roles, they have taken hands-on, day-to-day responsibility for strategy and operations, including management of capital. In addition, most current directors bring board experience acquired by either significant experience on other boards or long service on the Company’s board that broadens their knowledge of board policies and processes, rules and regulations, issues and solutions. The Nominating Committee’s process to recommend qualified director candidates is described under “Meetings of the Board of Directors and Committees.” The paragraphs below describe specific individual qualifications and skills of the Company’s directors that contribute, or in the case of new directors, are expected to contribute to the overall effectiveness of the Company’s Board of Directors and its committees.

Current Nominees

It is proposed to elect, at the Annual Meeting, four persons to Class 1 and one person to Class 2 of the Board of Directors to serve (subject to the Company’s by-laws) until the election and qualification of their successors at the 2012 and 2011 annual meetings, respectively, of shareholders. If any such person should be unwilling or unable to serve as a director of the Company (which is not anticipated), the persons named in the proxy will vote the proxy for substitute nominees selected by the Board of Directors unless the number of directors to be elected has been reduced to the number of nominees willing and able to serve.

The following summarizes biographical information for the Class 1 directors who are nominated for re-election:

Richard A. Berenson, 74, was appointed to the Board of Directors in November 2002 to fill a vacancy created by the resignation of a Class 1 Director. Mr. Berenson has been a member of the firm of Berenson LLP, a public accounting firm, since 1960, most recently serving as managing partner. He also serves as a Board member and Chairman of the Audit Committee for Lazare Kaplan International, Inc. As a result of these and other professional experiences, as well as his educational background, Mr. Berenson possesses particular knowledge in finance, risk management, and financial reporting, accounting and controls that strengthen the Board’s collective qualifications, skills and experiences.

Donald Glickman, 77, was elected to the Board of Directors in July 1984. He is a private investor and has been an executive of J.F. Lehman & Company since June 1992. Mr. Glickman is a trustee of MassMutual Corporate Investors and MassMutual Participation Investors. Mr. Glickman formerly served as a director of MSC Software Corporation from June 1998 to September 2009. As a result of these and other professional experiences, as well as his educational background, Mr. Glickman possesses particular knowledge in banking and financial services, accounting and finance, capital markets, government regulations, mergers and acquisitions, board practices of other major corporations and risk management, as well as demonstrating significant leadership skills as a senior partner in various investment banking firms, all of which strengthen the Board’s collective qualifications, skills and experiences.

Elizabeth A. Wolszon, 56, was elected to the Board of Directors in August 2008. She was originally appointed to the Board of Directors in August 2007 to fill a vacancy created by the resignation of a Class 1 Director. From 1992 to 2005, Ms. Wolszon served as Senior Vice President of Marketing, Human Resources and Strategic Planning for the Safelite Group, Inc., the nation’s largest provider of auto glass repair and replacement services. Ms. Wolszon also served as Senior Vice President of Marketing for Western Auto retail automotive stores from 1991 to 1992. Prior to that, Ms. Wolszon was a consultant in the consumer practice of McKinsey & Company and worked in beauty care marketing for The Proctor & Gamble Company. Ms. Wolszon is retired from full-time corporate work, but provides strategy, marketing and human resources consulting services for various companies. As a result of these and other professional experiences, as well as her educational background, Ms. Wolszon possesses particular knowledge in retail and consumer products marketing/brands, human resources and strategic planning that strengthen the Board’s collective qualifications, skills and experiences.

The following summarizes biographical information for the Class 1 director who is nominated for election:

James Wilen, 55, is nominated to the Board of Directors to fill a vacancy created by a retiring Class 1 director. Mr. Wilen was recommended for board service by Robert G. Gross, the Company’s Chairman and Chief Executive Officer. Mr. Wilen is Chief Executive Officer and President of Wilen Management, an investment advisory firm with $150 million under management. Mr. Wilen founded the firm in 1984. Prior to 1984, Mr. Wilen served as an investment manager in various other firms. As a result of these and other professional experiences, as well as his educational background, Mr. Wilen possesses particular knowledge in strategic planning, accounting, finance and corporate governance that strengthen the Board’s collective qualifications, skills and experiences.

The following summarizes biographical information for the new Class 2 director nominated for election.

Robert E. Mellor, 66, was appointed to the Board of Directors in April 2010 to fill a vacancy created by the retirement of a Class 2 Director. Mr. Mellor previously served as a director of the Company from November 2002 until August 2007 when he resigned due to other public company board commitments. Mr. Mellor was previously Of Counsel with the law firm of Gibson, Dunn & Crutcher LLP from 1990 through February 1997. From March 1997 until January 2010, Mr. Mellor was the Chairman of the Board and Chief Executive Officer of Building Materials Holding Corporation (“BMHC”), and where he had served as a director since 1991. BMHC filed a petition under Chapter 11 of the federal bankruptcy laws on June 16, 2009. Such company reorganized in January 2010, and is no longer operating under Chapter 11. Mr. Mellor also serves as lead director of Coeur d’Alene Mines Corporation and as a director of The Ryland Group, Inc. As a result of these and other professional experiences, as well as his educational background, Mr. Mellor possesses particular knowledge in law and regulatory matters, mergers and acquisitions, real estate, strategic planning, and accounting and finance that strengthen the Board’s collective qualifications, skills and experiences.

The Board of Directors recommends a vote FOR all of the nominees for director.

In addition to the Class 1 directors who have been nominated for re-election, Lionel B. Spiro, 71, has served as a Class 1 Director since August 1992 and will continue to serve the Company until August 10, 2010, when he will retire immediately following the Annual Shareholders’ Meeting. Mr. Spiro was elected to the Board of Directors in August 1992. He was the Chairman and President of Charrette Corporation of Woburn,

Massachusetts, a distributor of design supplies and imaging services, until July 1997, when he retired. Mr. Spiro co-founded Charrette Corporation in 1964. As a result of these and other professional experiences, as well as his educational background, Mr. Spiro possesses particular knowledge in finance, risk management, accounting and controls, as well as demonstrating significant leadership as the president and chairman of a large corporation, that strengthen the Board’s collective qualifications, skills and experiences.

The following summarizes biographical information for each of the continuing Class 2 directors:

Frederick M. Danziger, 70, was elected to the Board of Directors in July 1984. He is President and a Director of Griffin Land & Nurseries, Inc. Mr. Danziger was previously Of Counsel in the law firm of Latham & Watkins from 1995 to 1997, and was a partner of the law firm of Mudge Rose Guthrie Alexander & Ferdon from 1974 to 1995. Mr. Danziger is a director of Bloomingdale Properties, Inc. As a result of these and other professional experiences, as well as his educational background, Mr. Danziger possesses particular knowledge in law and regulatory matters, risk management, strategic planning, accounting and finance, and board practices of other major corporations, as well as demonstrating significant leadership skills as a senior partner in a prominent law firm that strengthen the Board’s collective qualifications, skills and experiences.

Robert G. Gross, 52, was elected to the Board of Directors in February 1999, and was appointed Chairman of the Board in August 2007. He has been Chief Executive Officer since January 1, 1999 and served as President from 1999 to March 31, 2008. Prior to joining the Company, Mr. Gross was Chairman and Chief Executive Officer of Tops Appliance City, Inc., a consumer electronics and appliance store chain based in Edison, New Jersey, from 1995 to 1998. Mr. Gross also held various management positions with Eye Care Centers of America, Inc., a San Antonio, Texas based optometry company owned by Sears, Roebuck & Co., including President and Chief Operating Officer from 1992 through 1994, Executive Vice President and Chief Operating Officer from 1991 through 1992 and Senior Vice President from 1990 through 1991. As a result of these and other professional experiences, as well as his educational background, Mr. Gross possesses particular knowledge in marketing/branded consumer products, sales and distribution, strategic planning, accounting and finance, capital markets, cost control and restructuring, mergers and acquisitions and risk management, as well as demonstrating significant leadership skills as the president or chief executive officer of several different companies that strengthen the Board’s collective qualifications, skills and experiences.

Peter J. Solomon, 71, was elected to the Board of Directors in July 1984. He has been Chairman of Peter J. Solomon Company, L.P., an investment banking firm, since May 1989. From 1985 to May 1989, he was a Vice Chairman and a member of the Board of Directors of Shearson Lehman Hutton, Inc. Mr. Solomon previously served as Director of BFK Capital Group Inc. from April 2000 through January 2006. As a result of these and other professional experiences, as well as his educational background, Mr. Solomon possesses particular knowledge in board practices of other major corporations, banking and financial services, capital markets, government regulations, mergers and acquisitions, strategic planning and risk management, as well as demonstrating significant leadership skills throughout his business career and government service that strengthen the Board’s collective qualifications, skills and experiences.

In addition to the continuing Class 2 directors, Francis R. Strawbridge, 72, was elected to the Board of Directors in August 2002, and retired from the Board immediately following the April 1, 2010 Board meeting. He was Chairman of Strawbridge & Clothier, a regional general merchandise retailer of Philadelphia, Pennsylvania from 1984 to 1997, when he retired. From 1961 through 1983, Mr. Strawbridge served in various other capacities in the family-managed, publicly traded retail chain. As a result of these and other professional experiences, as well as his educational background, Mr. Strawbridge possesses particular knowledge in finance, risk management and strategic planning, as well as demonstrating significant leadership as the chief executive officer and chairman of a large corporation, that strengthened the Board’s collective qualifications, skills and experiences.

EXECUTIVE OFFICERS

The name and business experience of each of the executive officers of the Company, as of May 28, 2010, is set forth below to the extent not provided above:

Catherine D’Amico, 54, has been Executive Vice President-Finance since May 2002 and Chief Financial Officer and Treasurer since August 1993. Prior to May 2002, Ms. D’Amico was Senior Vice President-Finance. Ms. D’Amico, a certified public accountant, was previously a Senior Audit Manager with Price Waterhouse (PricewaterhouseCoopers LLP) in Rochester, New York and was affiliated with such firm from 1978 to 1993.

Christopher R. Hoornbeck, 59, has been Divisional Vice President — Western Operations since December 1998. Prior to that, Mr. Hoornbeck served as Zone Manager from 1996 to 1998, Vice President — Operations from 1992 to 1994 and Zone Manager from 1986 to 1992, and has worked for Monro in various other capacities since 1973.

Craig L. Hoyle, 56, has been Divisional Vice President — Southern Operations since October 2002. From October 1999 through September 2002, Mr. Hoyle was a Zone Manager and worked for Monro in various other capacities since January 1998. Prior to joining the Company, Mr. Hoyle managed several districts for Bridgestone/Firestone, Inc. and also held various marketing and other operational positions with them from 1981 through 1997.

Joseph Tomarchio Jr., 54, was promoted to Executive Vice President — Store Operations in October 2006. From May 2006 to October 2006, Mr. Tomarchio was President — Tire Group. Prior to May 2006, Mr. Tomarchio was Divisional Vice President — Tire Stores since joining the Company in March 2004. Prior to joining the Company, Mr. Tomarchio was Executive Vice President and Chief Operating Officer of Mr. Tire, Inc., which he co-founded in 1970.

John W. Van Heel, 44, was promoted to President in March 2008 and has been Secretary of the Company since October 2004. From October 2006 to April 2008, Mr. Van Heel served as Executive Vice President — Store Support and Chief Administrative Officer. From June 2005 to October 2006, Mr. Van Heel was Senior Vice President — Store Support. From October 2002 to May 2005, Mr. Van Heel served as Vice President — Finance to the Company. From May 2000 to September 2002, Mr. Van Heel served as Vice President — Finance and Chief Financial Officer of RCG Companies, Inc., a publicly held, diversified holding company, and its subsidiary companies. Prior to May 2000, Mr. Van Heel was a Director in the Transaction Services (acquisition consulting) practice at PricewaterhouseCoopers LLP, serving the firm’s New York City; Milan, Italy; and Rochester, New York offices from 1989.

Security Ownership of Principal Shareholders, Directors and Executive Officers

The following table shows the number of shares of Common Stock and Common Stock equivalents beneficially owned as of May 28, 2010 by (i) each person or entity known to the Company to be the beneficial owner of more than five percent of the Common Stock, (ii) the three Class 1 directors who are nominated for re-election, (iii) the Class 1 director who is nominated for election, (iv) the Class 2 director who is nominated for election, (v) each continuing Class 2 director, (vi) the executive officers named in the Summary Compensation Table and (vii) all directors and executive officers as a group. Unless otherwise indicated, (i) each of the named individuals and each member of the group has sole voting power and sole investment power with respect to the shares shown and (ii) the address for each of the named beneficial owners is 200 Holleder Parkway, Rochester NY 14615.

	Common Stock			Percent of
	Beneficially		Option Shares	Class
5% Shareholders, Directors and	Owned		Exercisable	Including
Executive Officers	Excluding Options		Within 60 Days	Options

T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	1,442,700	(1)		7.2
BlackRock Inc. 40 East 52nd Street New York, NY 10022	1,356,336	(2)		6.8
Peter J. Solomon 520 Madison Avenue New York, NY 10022	849,021	(3)	34,198	4.3
Robert G. Gross	380,184		341,250	3.5
Donald Glickman 2001 Jefferson Davis Highway Arlington, VA 22202	375,805	(4)	54,715	2.1
Catherine D’Amico	67,358		73,876	*
Joseph Tomarchio Jr.	39,981		53,875	*
John W. Van Heel	23,175		79,625	*
Frederick M. Danziger	70,205		27,359	*
Christopher R. Hoornbeck	24,356		22,250	*
James Wilen	48,839	(5)		*
Richard A. Berenson	7,370		41,037	*
Elizabeth A. Wolszon	16,504		20,520	*
Robert E. Mellor	8,000
All directors and executive officers as a group (13 persons)				10.8 (6)

*	Less than 1% of the shares deemed outstanding.

(1)	Beneficial ownership reported as of December 31, 2009, according to a statement on Schedule 13G, dated February 13, 2009, of T. Rowe Price Associates, Inc., a registered investment adviser. These securities are owned by various individual and institutional investors for which T. Rowe Price Associates, Inc. (“Price Associates”) serves as investment advisor with power to direct investments and/or sole power to vote securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be beneficial owner of such securities; however, Price Associates expressly disclaims it is, in fact, the beneficial owner of such securities.

(2)	Beneficial ownership reported as of December 31, 2009, according to a statement on Schedule 13G, dated January 20, 2010, by Blackrock, Inc., a registered investment adviser.

(3)	Includes 32,500 shares of Class C Preferred Stock (including 22,500 shares held in trusts for the benefit of Mr. Solomon’s children for which Mr. Solomon is trustee) presently convertible into 506,755 shares of Common Stock. Also includes 104,738 shares of Common Stock held in trusts for the benefit of Mr. Solomon’s children for which Mr. Solomon is the trustee. Additionally, includes 1,700 and 17,500 shares of Common Stock, respectively, held in the Peter J. Solomon Family and Joshua N. Solomon Foundations for which Mr. Solomon is trustee. Mr. Solomon disclaims beneficial ownership of all such shares held in trusts and by the charitable foundations. Mr. Solomon is a Class 2 director.

(4)	Excludes shares of Common Stock owned by Mr. Glickman’s children. Mr. Glickman disclaims beneficial ownership of such shares. Mr. Glickman is a Class 1 director.

(5)	Includes 47,321 shares of stock held by Wilen Management Company, a registered investment advisor, which Mr. Wilen manages for his clients. Mr. Wilen disclaims beneficial ownership of such shares. Mr. Wilen has been nominated as a Class 1 director.

(6)	Exclusive of shares as to which beneficial ownership has been disclaimed, executive officers and directors of the Company as a group owned beneficially approximately 10.4% of Common Stock deemed outstanding on May 28, 2010.

Stock Ownership Guidelines

On November 30, 2006, the Board of Directors adopted the Monro Muffler Brake, Inc. Stock Ownership Guidelines. The purpose of the guidelines was to further engage certain senior executives and the members of the Board in the long-term success of the Company.

The guidelines require each affected executive to maintain ownership of Monro’s Common Stock in an amount equal to a multiple of such executive’s annual base salary. Specifically, Mr. Gross, as Monro’s Chief Executive Officer and Mr. Van Heel, as Monro’s President, are each required under the guidelines to maintain ownership of an amount of stock equal in value to two and one-quarter (2.25) times their respective annual base salaries. In addition, each of the three next most highly-compensated employees of the Company, Ms. D’Amico and Messrs. Tomarchio and Hoornbeck, is required to maintain ownership of an amount of Monro Common Stock equal in value to one and one-half (1.5) times his or her respective annual base salary. Each affected executive is required to achieve his or her required ownership level within four years of the commencement date of his or her employment or promotion, or, in the case of the executives identified above, except for Mr. Van Heel who was promoted in March 2008, within four years of the adoption of the guidelines by the Board. As of the date of this proxy statement, Messrs. Gross, Van Heel, Tomarchio and Hoornbeck and Ms. D’Amico are in full compliance with the ownership levels required by the guidelines.

In addition, the guidelines require that each non-employee director maintain an ownership level in Monro’s Common Stock in an amount equal to three times the annual cash retainer (currently $20,000). Each affected director is required to achieve his/her required ownership level within four years of his/her joining the Board. As of the date of this proxy statement, all of the Company’s non-employee directors are in full compliance with the ownership levels required by the guidelines.

CORPORATE GOVERNANCE

Director Independence

For a director to be considered independent, the director must meet the bright-line independence standards under the listing standards of the NASDAQ Stock Market Inc. (“NASDAQ”) and the Board must affirmatively determine that the director has no material relationship with the Company. The Board determines director independence based on an analysis of the independence requirements in the NASDAQ listing standards. In addition, the Board will consider all relevant facts and circumstances in making an independence determination. The Board also considers all commercial, industrial, banking, consulting, legal, accounting, charitable, familial or other business relationships any director may have with the Company. The Board has determined that the following six current directors satisfy the independence requirements of NASDAQ: Richard A. Berenson, Frederick M. Danziger, Peter J. Solomon, Elizabeth A. Wolszon, Lionel B. Spiro and Robert E. Mellor. Mr. Strawbridge, who resigned from the board in April 2010, was also an independent director.

Meetings of the Board of Directors and Committees

The Board of Directors held three meetings during fiscal 2010(1). During the fiscal year, each director attended at least 75% of the aggregate number of all meetings of the Board of Directors and committees on which he or she served. All attended last year’s Annual Meeting.

 (1) References in this Proxy Statement to fiscal years are to the Company’s fiscal years ending or ended fiscal March of each year (e.g., references to “fiscal 2010” are to the Company’s fiscal year ended March 27, 2010).

At least annually, the Board of Directors meets to review management succession planning, as well as overall executive resources for the Company. Additionally, non-management directors regularly meet in executive sessions, including at times, without Mr. Glickman, who is not considered an independent director. Mr. Solomon presides over these executive sessions.

The Board of Directors does not have a policy on whether or not the roles of Chief Executive Officer and Chairman of the Board should be separate and, if they are to be separate, whether the Chairman of the Board should be selected from the non-employee directors or be an employee. The Board of Directors believes that it should be free to make a choice from time to time in any manner that is in the best interests of the Company and its shareholders. In fiscal 2010, Robert G. Gross served as the Chairman of the Board and as Chief Executive Officer. Under the Company’s By-Laws, the Board of Directors may elect a Chairperson of the Board to preside at all meetings of the shareholders and directors and to perform such other duties as the Board may elect. The Board of Directors believes this is the most appropriate structure for the Company at this time because it provides flexibility to the Board and makes the best use of Mr. Gross’s skills and experience with the Company. The Company does not have a lead independent director.

The Board of Directors has created four standing committees: a three-member Executive Committee (formerly the Governance Committee), a three-member Audit Committee, a three-member Compensation Committee and a three-member Nominating Committee.

The Executive Committee has and may exercise, between meetings of the Board of Directors, all the power and authority of the full Board of Directors, subject to certain exceptions. During fiscal 2010, the Executive Committee held three meetings. Its members are Donald Glickman, Robert G. Gross and Peter J. Solomon.

The Audit Committee has the power and authority to select and engage independent auditors for the Company and reviews with the auditors and with the Company’s management all matters relating to the annual audit of the Company. The Audit Committee operates under a formal charter approved by the Board, a copy of which can be found in the Investor Information — Corporate Governance section of the Company’s website at www.monro.com. The Audit Committee held eight meetings in fiscal 2010. In fiscal 2010, it consisted of three members: Richard A. Berenson, Chairman, Frederick M. Danziger and Lionel B. Spiro, each of whom is an independent director. In April 2010, Mr. Mellor replaced Mr. Spiro as a member of the Audit Committee. Mr. Mellor is an independent director.

The Compensation Committee has the power and authority to review and approve the remuneration arrangements for executive officers and employees of the Company and to select participants, approve awards under, interpret and administer the employee benefit plans of the Company. The Compensation Committee has the power and authority to form, and delegate authority to, subcommittees. It operates under a formal charter approved by the Board, a copy of which can be found in the Investor Information-Corporate Governance Section of the Company’s website at www.monro.com. The Compensation Committee held two meetings in fiscal 2010. In fiscal 2010, it consisted of three members: Frederick M. Danziger, Chairman, Francis R. Strawbridge and Elizabeth A. Wolszon, each of whom is an independent director. Ms. Wolszon resigned from the Committee in November 2009. In April 2010, following Mr. Strawbridge’s resignation from the Board, Messrs. Spiro and Mellor were appointed to the Compensation Committee.

The Nominating Committee was formed by the Board in fiscal 2007 and operates under a formal charter adopted by the Board, a copy of which is available on the Company’s website at www.monro.com. During fiscal year 2010, the Nominating Committee held one meeting. In fiscal 2010, the Nominating Committee consisted of four members: Francis R. Strawbridge, Chairman, Richard A. Berenson, Lionel B. Spiro and Elizabeth A. Wolszon. In April 2010, following Mr. Strawbridge’s resignation from the Board, Ms. Wolszon was appointed Chair of the Committee.

The Nominating Committee is responsible for identifying, screening and recommending candidates for membership on the Board pursuant to written guidelines approved by the Board. The Nominating Committee does not have a diversity policy; however, the Nominating Committee’s goal is to nominate candidates from a broad range of experiences and backgrounds who can contribute to the Board of Directors’

overall effectiveness in meeting its mission. In assessing potential new directors, the Committee considers individuals from various disciplines and diverse backgrounds. The selection of qualified directors is complex and crucial to Monro’s long-term success. Board candidates are considered based upon various criteria, such as their broad-based business skills and experiences, a global business perspective, concern for the long-term interests of the shareholders, and personal integrity and judgment. In addition, directors must have time available to devote to Board activities and to enhance their knowledge of Monro and the automotive service industry.

The Nominating Committee will consider recommendations from shareholders of potential candidates for the Board of Directors. Pursuant to the Company’s Certificate of Incorporation, a shareholder wishing to recommend a potential candidate must submit the recommendation in writing, addressed to the Secretary, Monro Muffler Brake, Inc., 200 Holleder Parkway, Rochester, NY 14615, Attention: Nominating Committee, so that the Secretary receives the recommendation not less than 120 days (nor more than 180 days) prior to the meeting. Each recommendation must set forth the information required by the Certificate of Incorporation for shareholders submitting a nomination. Additional information and a copy of the Certificate of Incorporation may be obtained by submitting a written request to the Secretary of the Company.

Each year, prior to the annual meeting of shareholders, the Nominating Committee recommends the Board’s nominees to serve as Monro’s directors for the next two years. The Board is soliciting proxies to elect these individuals. All candidates nominated by the Board of Directors for election at the 2010 Annual Meeting of Shareholders, except for Mr. Glickman, have been determined to be independent directors.

BOARD’S ROLE IN RISK OVERSIGHT

The Board as a whole has responsibility for risk oversight, with reviews of certain areas being conducted by the relevant Board Committees that report on their deliberations to the Board. The oversight responsibility of the Board and its Committees is enabled by management reporting processes that are designed to provide visibility to the Board about the identification, assessment and management of critical risks and management’s risk mitigation strategies. These areas of focus include competitive, economic, operational, financial (accounting, credit, liquidity, and tax), legal, regulatory, compliance, health, safety and environment, political, and reputational risks. The Board and its Committees oversee risks associated with their respective principal areas of focus, as summarized below. Each Committee meets with key management personnel and representatives of outside advisors (for example, the Manager-Internal Audit meets with the Audit Committee).

Board/Committee	Primary Areas of Risk Oversight

Full Board	Strategic, financial and execution risks and exposures associated with the annual operating plan; major litigation and regulatory exposures and other current matters that may present material risk to the Company’s operations, plans, prospects or reputation; acquisitions and divestitures (including through post-closing reviews); senior management succession planning; and Monro’s employee pension and savings plans, including their relative investment performance and funded status.
Audit Committee	Risks and exposures associated with financial matters, particularly financial reporting, tax, accounting, disclosure, internal control over financial reporting, financial policies, credit and liquidity matters and compliance with legal and regulatory matters including environmental matters.
Nominating Committee	Risks and exposures relating to director succession planning.
Compensation Committee	Risks and exposures associated with leadership assessment, management succession planning and executive compensation programs and arrangements, including incentive plans.

Communications with Directors

Shareholders wishing to communicate with the non-management directors may send a letter to the Secretary, Monro Muffler Brake, Inc., 200 Holleder Parkway, Rochester, NY 14615, Attention: Non-Management Directors. All correspondence sent to that address will be delivered to the appropriate directors on a quarterly basis, unless the Secretary determines by individual case that it should be sent more promptly. Any concerns relating to accounting, internal controls, auditing or officer conduct will be sent promptly to the Chair of the Audit Committee. All correspondence to non-management directors will be acknowledged by the Secretary and may also be forwarded within Monro to the subject matter expert for investigation. Alternatively, communication with non-management directors may occur as outlined in Monro’s Corporate Code of Ethics which is posted on its website at www.monro.com.

Compensation Committee Interlocks and Insider Participation

In fiscal 2010, the members of the Compensation Committee were Frederick M. Danziger, Francis R. Strawbridge and through November 2009, Elizabeth A. Wolszon, none of whom is a current or former employee or officer of the Company or any of its subsidiaries. During fiscal 2010, no member of the Compensation Committee was an executive officer of another entity on whose compensation committee or board of directors any executive officer of the Company served.

Robert G. Gross, the Company’s Chairman and Chief Executive Officer, does not participate in the Compensation Committee’s determination of his compensation.

COMPENSATION DISCUSSION AND ANALYSIS

The following compensation discussion and analysis summarizes the Company’s philosophy and objectives regarding the compensation of its executives, including how the Company determines elements and amounts of executive compensation. The following discussion and analysis should be read in conjunction with the tabular disclosures regarding the compensation of Named Executive Officers in fiscal 2010 and the report of the Compensation Committee of the Board of Directors (the “Committee”), which immediately follow below. For purposes of this analysis, the executive officers named in the Summary Compensation Table below, including the Chief Executive Officer, are referred to as the “Named Executive Officers.”

Compensation Philosophy and Objectives

The Company’s executive compensation program is overseen and administered by the Committee, which is comprised entirely of independent directors as determined in accordance with various NASDAQ and Internal Revenue Code rules. The Committee operates under a written charter adopted by the Committee and ratified by the Board of Directors (the “Board”). A copy of the charter is available at www.monro.com.

Monro’s compensation program is intended to meet three principal objectives: (1) attract, reward and retain officers and other key employees; (2) motivate these individuals to achieve short-term and long-term corporate goals and enhance shareholder value; and (3) support Monro’s core values and culture, by promoting internal equity and external competitiveness. To meet these objectives, Monro has adopted the following overriding policies:

•	Pay compensation that is competitive with the practices of other leading automotive and retail companies; and

•	Pay for performance by:

—	setting challenging performance goals for our officers and providing short-term incentive through a bonus plan that is based upon achievement of these goals; and

—	providing long-term, significant incentives in the form of stock incentives, in order to retain those individuals with the leadership abilities necessary for increasing long-term shareholder value while aligning the interests of our officers with those of our shareholders.

The above policies guide the Committee in assessing the proper allocation between long-term compensation, current cash compensation and short-term bonus compensation. Other considerations include Monro’s business objectives, its fiduciary and corporate responsibilities (including internal equity considerations and affordability), competitive practices and trends, and regulatory requirements.

The program rewards the executive officers for attaining established goals that require the dedication of their time, efforts, skills and business experience to the success of the Company. The compensation program is designed to reward both annual and long-term performance. Annual performance is rewarded through salary and annual bonus. Long-term performance is rewarded through stock incentives, the value of which is measured in the performance of the Company’s stock price. In addition, the Named Executive Officers receive other benefits, certain of which are available to all other salaried employees of the Company.

Oversight of the Executive Compensation Program

The Committee administers the Company’s executive compensation program on behalf of the Board and its shareholders. The Committee has not retained a compensation consultant to review its policies and procedures with respect to executive compensation.

In determining the appropriate compensation packages for the Company’s executives, the Committee reviews, on an annual basis, each executive’s past and present compensation, including equity and non-equity based compensation. In addition, the Company’s Chairman and Chief Executive Officer annually reviews the performance of each of the executives (other than the Chief Executive Officer, whose performance is reviewed annually by the Committee). The conclusions reached and recommendations made based on these reviews for base salary levels and annual bonus amounts are presented to the Committee in May each year. The Committee relies to a large extent on the Chief Executive Officer’s evaluations of each executive’s performance. However, it is the Committee which makes all final compensation decisions regarding the Company’s executives.

The Company does not have a pre-established policy for the allocation between annual executive compensation and long-term incentive-based executive compensation. Instead, the Committee uses a flexible approach so that it may reward recent performance and create incentives for long-term enhancements in shareholder value. However, the Committee does seek to have a substantial portion of each executive’s compensation be incentive-based, with the most senior executives having the highest portion dedicated to incentive-based compensation.

Elements of Executive Compensation

The principal elements of the Company’s executive compensation program are:

•	base salary;

•	an annual cash-based incentive opportunity;

•	long-term equity incentive awards;

•	retirement and other benefits; and

•	perquisites and other personal benefits.

Base Salary

The Company provides Named Executive Officers and other employees with a base salary to compensate them for services rendered during the fiscal year. For executives, the amount of base salary is meant to reflect the primary responsibilities of his/her position and is set at a level that the Committee believes will enable the Company to attract and retain talent. Increases to the base salaries of executives are not preset, and take into account the individual’s performance, responsibilities of the position, experience and the methods used to achieve results, as well as external market practices.

The Committee generally targets executive base salaries to be at levels comparable to those paid to executives holding similar positions at other automotive service companies of comparable size. However, variations to the target may occur as dictated by the experience and skill level of the individual in question and market factors. The Committee considers a number of criteria in establishing and adjusting the base salary of a particular executive officer, including, among other things, recent hiring experience, individual performance, individual experience and longer term potential.

Annual salary planning begins with a percentage guideline for increases, based upon the Company’s annual budget, which is adjusted upward or downward for individual performance based on recommendations from the Chief Executive Officer. The guidelines are set after considering competitive market data, affordability and current salary levels, as appropriate. The performance of each executive officer is evaluated annually following the close of the fiscal year so that each executive’s performance can be assessed within the context of the Company’s performance against its financial and strategic goals for the year. Individual performance is evaluated based on the specific responsibilities and accountabilities of the executive, the value of the services provided, the executive’s management skills and experience, and the individual’s contribution to the performance and profitability of the Company. Base salary adjustments for officers, other than the Named Executive Officers, during fiscal 2010, averaged approximately 3.7%.

Salaries for executive officers are reviewed annually or when there is a particular change, such as a promotion. The Committee typically approves the base salary increases in May, which are effective retroactive to April of that same year. In May 2009, the Committee increased base salaries for the Named Executive Officers, retroactive to April 1, 2009. The salaries the Company paid to the Named Executive Officers during fiscal 2010 are shown in the Summary Compensation Table.

For fiscal 2010, base salary increases for all executives generally ranged from 2.7 to 8.8 percent and were established after considering job performance, internal pay alignment and equity, and marketplace competitiveness. Ms. D’Amico’s base salary was increased by 21.7% in April 2009 to bring her pay more in line with the market and other Company executives. Mr. Van Heel’s base pay was increased by 23.2% in April 2008 in connection with additional responsibilities related to his promotion, effective March 31, 2008, to President.

Annual Incentive Bonus

The Committee has the authority to award annual incentive bonuses to the Company’s officers. Each May, the Committee establishes targets for annual incentives in the form of performance-based cash bonuses to compensate executive officers, as well as other management employees. Each Named Executive Officer, other than the Chief Executive Officer, receives his or her annual incentive bonus pursuant to the Company’s Executive Bonus Plan. The Company’s Chief Executive Officer primarily receives his annual incentive bonus pursuant to a separate, shareholder approved, Management Incentive Compensation Plan, designed to comply with the requirements of Internal Revenue Code Section 162(m). This plan was re-approved by shareholders in August 2009. However, the Committee may also award a discretionary bonus to the Chief Executive Officer under the Executive Bonus Plan, although it has never done so.

Annual incentive bonuses are intended to compensate officers for the Company’s achievement of stated corporate financial goals. The structure of the Executive Bonus and Management Incentive Compensation Plans for each year, including the incentive formula, the performance measures, and the corporate targets, are established and approved during the first quarter of the year to which the bonus relates.

The actual amount of each executive’s bonus under the Executive Bonus Plan is determined based on the Committee’s review of the Company’s level of achievement of the stated corporate financial goals, as well as the Chief Executive Officer’s recommendations. The actual amount of the Chief Executive Officer’s bonus under the Management Incentive Compensation Plan is based solely on the Company’s achievement of a desired level of pre-tax income established in the first quarter of the fiscal year. All bonus awards made under the Plans are subject to the Committee’s approval. In addition, the Committee has the sole authority to determine whether the corporate goals have been achieved by the Company and, if so, the applicable bonus award percentages to be paid. The Committee may use its discretion to include or exclude extraordinary or unusual items in determining the level of achievement of corporate financial goals.

In fiscal 2010, the Committee established company-wide performance measures based upon the Company’s achievements of pre-tax earnings targets that are based upon the Board-approved annual budget, thus linking compensation to the Company’s overall performance. The Committee establishes performance targets after carefully reviewing the state of the business, as expressed in the Company’s annual budget and business plan, and determining what measures are most likely, in present circumstances, to drive results and lead to sustainable growth.

The Company’s practice is to pay cash awards based upon the achievement of its annual financial performance goals. The Committee carefully considers any exceptions. Absent extraordinary circumstances, there are no payouts for below threshold performance.

For fiscal 2011, should the Company fall short of pre-tax income targets, the Committee may also assess management’s performance compared to primary public company competitors over the prior three years to determine “outstanding performance” and award discretionary bonuses. “Outstanding performance” will be determined by, but not limited to, comparable store sales performance and EBITDA margin, and may take into account the impact of acquisitions, accounting changes or unusual one time charges. The Compensation Committee may award a discretionary bonus to an individual up to the target bonus. This discretionary feature was also a part of the fiscal 2010 bonus plan, but was not applied as the Company attained pre-tax earnings targets.

Each Named Executive Officer is eligible for an annual incentive bonus up to a specified percentage of such executive’s base salary. Target amounts payable under the Executive Bonus and Management Incentive Compensation Plans are proportionate to each officer’s accountability for the Company’s business plans and currently range from 20% to 90% of the officer’s base salary. However, the Committee has the discretionary authority to increase or decrease the target amounts annually.

Under the Plans for fiscal 2010, the Committee targeted bonus amounts to be paid at (a) 20% of base salary for each of the Company’s Vice Presidents, (b) 25% of base salary for each of the Company’s Senior Vice Presidents, (c) 35% of base salary for the President and each of the Company’s Executive Vice Presidents, and (d) 90% of base salary for the Company’s Chief Executive Officer. Historically, the Committee has fixed the maximum payout for any officer’s annual incentive bonus at 250% of the participant’s targeted bonus. However, the Chief Executive Officer’s maximum payout is currently set at 167% of his targeted bonus. Payouts between the targeted amount and the maximum amount are based upon attainment of pre-established financial goals at varying levels, approved at the beginning of each fiscal year by the Committee.

Long-Term Compensation

The long-term incentive compensation that the Committee generally employs is the granting of stock option awards to eligible employees, including, but not limited to, all executives. The purpose of granting such awards is to provide equity compensation that provides value to these employees when value is also created for the shareholders. Specifically, this form of equity compensation provides the employee with value only if the price of the Company stock, when the option is exercised, exceeds the option’s exercise price. For Company executives, the amount of long-term incentive compensation is intended to motivate executives to make stronger business decisions, improve financial performance, focus on both short-term and long-term objectives and encourage behavior that protects and enhances the long-term interests of the Company’s shareholders. The Committee believes that stock option awards are a significant portion of the total compensation package for executives and are an important retention tool.

The Committee determines grant levels of stock option awards based on individual performance, job positions within the Company, potential and level of responsibility. It also considers history of past grants, length of time in current position and any change in responsibility, as well as the financial statement expense associated with the options. Stock option awards for a fiscal year are typically approved and granted in May of the following fiscal year in order to coincide with the timing of annual reviews and compensation determinations. However, newly appointed and promoted executives or management personnel may receive an additional stock option grant at other times during the year. The options are awarded under the Company’s employee stock option plans, which require that the option exercise price be based on the closing market price of the Company’s common stock on the date the option is granted. The eventual value received by an executive depends on the overall performance of the Company’s stock. An executive may receive no value if the Common Stock underlying an option does not increase in value above the option’s strike price.

The Committee considered the following factors in establishing the 2010 stock option grants for the Named Executive Officers: recommendation by the Chief Executive Officer, the recipient’s level within the Company’s overall workforce, prior equity compensation awards, the value of the stock option award as a percentage of the recipient’s total compensation and the expense associated with the awards.

The Company requires its Named Executive Officers to achieve and maintain a certain minimum level of ownership of the Company’s Common Stock. These requirements are described in detail under “Stock Ownership Guidelines” in this Proxy Statement.

Retirement Benefits under the 401(k) Plan, Executive Perquisites and Generally Available Benefit Programs

The Company also provides the Named Executive Officers with perquisites and other personal benefits that the Committee believes are reasonable and consistent with the Company’s overall executive compensation program, the Committee’s executive compensation philosophy, as well as the Committee’s objective to better enable the Company to attract and retain the most talented and dedicated executives possible. The Committee periodically reviews the levels of perquisites and other personal benefits provided to the Named Executive Officers.

The Company sponsors, for all employees, a profit sharing plan with a 401(k) feature, which is intended to qualify under Section 401(a) of the Code. The Company will match 50% of the first 4% of pay that is contributed to the 401(k) plan. Participants are 100% vested in their own contributions at all times. Matching contributions vest 25% after two years of service, 50% after three years of service, 75% after four years of service and 100% after five years of service. In addition, any employee whose plan benefit is limited by Internal Revenue Code limitations (including each of the Company’s Named Executive Officers), may participate in the Deferred Compensation Program. The purpose of the Deferred Compensation Plan is to provide affected employees with the opportunity to receive a retirement benefit that bears a comparable ratio to compensation as is provided to employees whose retirement benefit is not limited by the Internal Revenue Code.

The Deferred Compensation Plan provides the opportunity for eligible employees, including the Named Executive Officers, to defer the receipt of certain compensation, including base salary and short-term incentives. Under the plan, the Company matches base salary deferral amounts for salary over the Internal Revenue Service compensation limit (applicable to qualified employee 401(k) plans) using the same matching formula as under the Company qualified 401(k) Profit Sharing Plan. No amounts credited under this plan are funded, and the right of a participant or beneficiary to receive a distribution is an unsecured claim against the general assets of the Company. The Deferred Compensation Plan is part of the Company’s competitive total compensation and benefits package that helps it attract and retain key talent. The costs of the Deferred Compensation Plan are included in the “Nonqualified Deferred Compensation Table”. The current annual earnings rate is 5%.

The Company’s other benefit plans primarily include medical and other health care benefits, group life insurance, disability and an employee stock purchase plan which allows eligible employees to utilize a percentage of their base salary to purchase Company stock. Certain Named Executives are also covered under a noncontributory retirement plan (the “Pension Plan”). As of September 30, 1999, the Pension Plan was frozen, such that participants ceased to accrue benefits and there were no new participants in the plan. Costs associated with the Pension Plan are included in the “Pension Benefits Table” which follows.

Each Named Executive Officer is provided with the use of a company-owned vehicle or a car allowance, as well as participation in the plans and programs described above.

The Committee may, in its discretion, revise, amend or add to an executive officer’s perquisites and benefits as, when and if it deems advisable or appropriate. The Committee believes, based upon publicly available information, that the benefits described above are typical for senior executives at comparable companies.

Attributed costs of the perquisites and personal benefits described above for the Named Executive Officers for fiscal year 2010 are included in the column entitled “All Other Compensation” of the “Summary Compensation Table” appearing below.

Other Matters

Employment Agreements

The Company has entered into employment agreements with each of Messrs. Robert G. Gross, John W. Van Heel, and Joseph Tomarchio Jr., and Ms. Catherine D’Amico. Each of these employment agreements was reviewed and approved by the Committee. In addition, the Board of Directors reviewed and approved the Company’s employment agreement with Mr. Gross. The Committee believes that these employment agreements are an important part of the overall executive compensation program and serve as a recruitment and retention device.

The agreement for each executive generally addresses: role and responsibilities; rights to compensation and benefits during active employment; resignation by the employee with or without “Good Reason” as defined in the agreement; termination in the event of death, disability or retirement; and termination for “Cause” and termination without “Cause”, as defined in the agreement. Further, the agreement stipulates that the executive may not compete with the Company or solicit its employees for prescribed periods following termination of employment or disclose confidential information.

Each contract also contains termination and related pay provisions in the event of a “change in control”. In all cases, for the change in control provision to apply, there must be both (1) a “change in control”, as well as (2) a termination by the Company without cause or a resignation by the executive for reasons defined in the agreement, including a material diminution of his or her duties. A “change in control” is generally deemed to occur (i) when a person or group who was not an affiliate as of the date the Company entered into the agreement (a “Non-Affiliate”) acquires beneficial ownership of 50% or more of the Company’s Common Stock; (ii) upon the sale of the Company substantially as an entirety to a Non-Affiliate; or (iii) when there occurs a merger, consolidation or other reorganization of the Company with a Non-Affiliate, in which the Company is not the surviving entity. Each agreement contains a provision for the payment of what is commonly referred to as an “excise tax gross-up” with respect to payments received by an executive upon a “change in control”. In May 2009, the Committee adopted a policy that the Company will not enter into any future employment agreement that includes such excise tax gross-up provisions.

In addition to the contract provisions described above, and in connection with the five year renewal of his contract effective October 1, 2007, Mr. Gross was awarded a “Special Bonus” of $750,000, payable in five annual equal installments of $150,000, beginning October 1, 2007.

Further, upon a termination of the agreement, Mr. Gross is generally prohibited for five years from the date of such termination from directly or indirectly competing with the Company or, for a one-year period from the date of such termination, soliciting its employees. In exchange for this, Mr. Gross receives a non-compete payment of $750,000, payable in five equal installments of $150,000, beginning on October 1, 2012 and continuing through October 1, 2016. In a situation of termination by the Company without “Cause” or for “Good Reason”, non-compete payments begin six months after termination and continue on the anniversary date of such termination until paid in full.

Mr. Gross’s contract expires on September 30, 2012. Ms. D’Amico’s and Messrs. Tomarchio’s and Van Heel’s contracts all expire on December 31, 2010.

The provisions described above and other material provisions of the Company’s employment agreements with Messrs. Gross, Van Heel and Tomarchio and Ms. D’Amico are discussed in the “Summary Compensation Table”, the “Grants of Plan-Based Awards” Table, and in the “Potential Payments Upon Termination or Change in Control” sections of this Proxy Statement.

At this time, the Committee has not determined that it is necessary to enter into employment agreements with any other executives. However, Vice President-level employees and above, including Zone Managers, are entitled to between one and six months’ base salary, depending on an individual’s length of service, as severance pay should they be terminated by the Company for reasons other than cause or poor performance.

Resale Restriction Agreement

In the fourth quarter of fiscal 2006, prior to the Company’s fiscal year 2007 adoption of FASB ASC Topic 718, the Board of Directors approved the accelerated vesting of all unvested stock options previously awarded to employees. In connection with this acceleration, the Company’s executive officers and certain senior level managers have agreed that they will hold the shares related to the accelerated vesting at least through the original vesting date of the corresponding options. The last date for the original vesting of any such options was May 2009. Except for the accelerated vesting, all other material terms and conditions of the previously granted awards remained unchanged.

Impact of Accounting and Tax Treatment of Compensation

The accounting and tax treatment of compensation generally has not been a significant factor in determining the amounts of compensation for our executive officers. However, the Committee and management have considered the accounting and tax impact of various program designs to balance the potential cost to the Company with the benefit/value to the executive.

Section 162(m) of the Internal Revenue Code limits to $1,000,000 the annual tax deduction for compensation paid to a Company employee, unless paid pursuant to a performance-based shareholder approved plan. With regard to Section 162(m), it is the Committee’s intention to maximize deductibility of executive compensation while retaining some discretion needed to compensate executives in a manner commensurate with performance and the competitive demand for executive talent. The Committee intends that the total direct compensation payable to the Named Executive Officers (base salary, short-term incentive and long-term incentive) be deductible by Monro and much of the other compensation, such as the supplemental retirement plan, be paid at a time when not subject to the limitations of Section 162(m). The Management Incentive Compensation Plan, approved by the Company’s shareholders in August 2002, is designed to allow for the grant of annual incentive awards to certain executive officers of Monro that meet the qualified performance-based compensation requirements of Section 162(m) of the Code and the Regulations so as to preserve the deductibility of compensation payments to executive officers.

Policy Concerning Additional Tax on Nonqualified Deferred Compensation Plan Benefits

Monro’s compensation and benefit plans and arrangements have been designed and administered with the objective of not triggering the additional tax under Section 409A of the Internal Revenue Code.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee oversees the Company’s executive compensation program on behalf of the Board. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with Company management the Compensation Discussion and Analysis set forth in this Proxy Statement. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors the inclusion of the Compensation and Discussion Analysis in this Proxy Statement and its incorporation by reference into the Company’s 2010 Annual Report on Form 10-K.

The Compensation Committee

Frederick M. Danziger, Chairman

EXECUTIVE COMPENSATION

2010 SUMMARY COMPENSATION TABLE

The table below sets forth the compensation paid to or earned by the Company’s “Named Executive Officers” listed in the table for the three year period ended March 27, 2010.

						Change in
						Pension
						Value and
					Non-Equity	Above
				Option	Incentive Plan	Market	All Other
		Salary(1)	Bonus(2)	Awards(3)	Compensation(4)	Earnings(5)	Compensation(6)	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)	($)

Robert G. Gross	2010	840,000	150,000	—	1,260,000	—	14,700	2,264,700
Chief Executive Officer	2009	840,000	150,000	—	972,659	—	8,800	1,971,459
	2008	769,125	150,000	2,448,750	—	—	8,700	3,376,575

John W. Van Heel	2010	335,000	—	68,000	226,243	—	18,800	648,043
President	2009	308,000	—	—	138,694	—	25,000	471,694
	2008	250,000	—	429,150	—	—	21,500	700,650

Joseph Tomarchio Jr.	2010	405,000	—	68,000	273,518	—	20,100	766,618
Executive Vice President — Store Operations	2009	380,000	—	—	171,116	—	21,000	572,116
	2008	360,000	—	253,800	—	—	20,700	634,500

Catherine D’Amico	2010	280,000	—	51,000	189,099	—	21,500	541,599
Executive Vice President —	2009	230,000	—	—	103,570	—	19,500	353,070
Finance and Chief Financial Officer	2008	218,400	—	196,800	—	—	20,400	435,600

Christopher R. Hoornbeck	2010	176,500	—	34,000	85,143	—	28,100	323,743
Divisional Vice President —	2009	168,100	—	26,650	54,069	—	22,900	271,719
Western Operations	2008	164,400	—	32,040	—	—	19,300	215,740

(1)	The 2008 salaries for Messrs. Gross, Tomarchio and Van Heel represent the salaries actually earned by them in fiscal 2008. For fiscal 2008, Mr. Gross’s annual salary was increased from $698,250 to $840,000 effective October 1, 2007 in connection with the five-year renewal of his employment contract.

(2)	For Mr. Gross, this amount represents the payment associated with the $750,000 special retention bonus (the “Special Bonus”) awarded to him in connection with the renewal of his employment agreement in October 2007. The Special Bonus is payable to him in five equal installments of $150,000, beginning on October 1, 2007. Should Mr. Gross be terminated for cause or resign without good reason, as defined in his employment agreement, he shall be required to repay a portion of the last received annual installment of the Special Bonus, pro rata to the date of termination.

(3)	Amounts do not reflect compensation actually received by the Named Executive Officer. Instead, the amounts shown are the aggregate grant date fair value of option awards computed in accordance with FASB ASC Topic 718. The fair value of each option award is estimated on the date of grant using the Black-Scholes option-pricing model. The assumptions used in calculating compensation costs are described more fully in footnote 1 in the Company’s financial statements in the Form 10-K for the year ended March 27, 2010, as filed with the SEC. See the Grants of Plan-Based Awards table for further information on options granted in fiscal 2010.

(4)	This column represents the amounts earned by the Named Executive Officer in fiscal 2010, 2009 and 2008 pursuant to the Company’s annual incentive bonus plans. Additional information regarding the potential threshold, target and maximum payouts underlying the Non-Equity Incentive Plan Compensation column is included in the Grants of Plan-Based Awards table.

(5)	The Company did not pay above-market or preferential earnings to Named Executive Officers on deferred compensation in 2010, 2009 or 2008. Additionally, since the Company’s Pension Plan was frozen as of September 30, 1999, there was no change in pension value for any participants.

(6)	The following table shows each component of the All Other Compensation column in the Summary Compensation table. For each Named Executive Officer, these components consist of the Company’s matching contributions to the 401(k) and the Nonqualified Deferred Compensation Plans, payment of life insurance premiums on behalf of the Named Executive Officer and the incremental cost to the Company of automobiles provided to the Named Executive Officer. The Company does not provide any tax gross-ups on these perquisites.

		Company
		Matching	Life Insurance	Auto Allowance
		Contributions	Premium	Perquisites	Total
Name	Year	($)	($)	($)	($)

Robert G. Gross	2010	4,900	900	8,900	14,700
	2009	4,900	900	3,000	8,800
	2008	4,500	900	3,300	8,700
John W. Van Heel	2010	4,900	900	13,000	18,800
	2009	4,900	900	19,200	25,000
	2008	4,500	900	16,100	21,500
Joseph Tomarchio Jr.	2010	4,900	900	14,300	20,100
	2009	4,500	900	15,600	21,000
	2008	3,600	900	16,200	20,700
Catherine D’Amico	2010	4,900	900	15,700	21,500
	2009	4,600	900	14,000	19,500
	2008	4,400	900	15,100	20,400
Christopher R. Hoornbeck	2010	1,800	900	25,400	28,100
	2009	800	900	21,200	22,900
	2008	700	900	17,700	19,300

GRANTS OF PLAN — BASED AWARDS

The following table provides information regarding plan-based awards under the Company’s stock option plan granted during fiscal 2010 to the Named Executive Officers:

					All Other
					Awards	Exercise or	Grant Date
		Estimated Future Payouts Under			Number of	Base Price of	Fair Value of
		Non-Equity Incentive Plan Awards			Securities	Options	Option
		Threshold(1)	Target	Maximum	Underlying	Awards	Award(2)
Name	Grant Date	($)	($)	($)	Options (#)	($)	($)

Robert G. Gross	N/A	378,000	756,000	1,260,000
John W. Van Heel	5/20/09				8,000	27.08	68,000
	N/A	58,625	117,250	293,125
Joseph Tomarchio Jr.	5/20/09				8,000	27.08	68,000
	N/A	70,875	141,750	354,375
Catherine D’Amico	5/20/09				6,000	27.08	51,000
	N/A	49,000	98,000	245,000
Christopher R. Hoornbeck	5/20/09				4,000	27.08	34,000
	N/A	22,063	44,125	110,313

(1)	Represents the minimum amount payable under the 2010 annual incentive bonus plan, assuming that a certain level of pre-tax profit is attained. Otherwise, the named executives receive no bonus.

(2)	Calculated pursuant to FASB ASC 718.

OUTSTANDING EQUITY AWARDS AT FISCAL 2010 YEAR END

The following table provides information about the number of outstanding equity awards held by the Company’s Named Executive Officers at March 27, 2010:

	Option Awards
			Number of	Number of
			Securities	Securities
			Underlying	Underlying	Option
			Unexercised	Unexercised	Exercise	Option
	Grant		Options (#)	Options (#)	Price	Expiration
Name	Date		Exercisable	Unexercisable	($)	Date

Robert G. Gross	11/14/2002		60,000		7.98	11/13/2012
	10/2/2007	(2)	281,250	93,750	22.80	10/1/2012

			341,250	93,750

John W. Van Heel	10/2/2002		6,750		7.94	10/1/2012
	5/15/2003		4,500		9.90	5/14/2013
	5/18/2004		4,500		15.39	5/17/2014
	5/18/2006	(1)	5,625	1,875	24.45	5/17/2016
	10/9/2006	(1)	11,250	3,750	22.91	10/8/2016
	5/17/2007	(1)	3,750	3,750	23.08	5/16/2017
	1/10/2008	(3)	37,500	37,500	18.17	1/9/2013
	5/20/2009	(1)		8,000	27.08	5/19/2019

			73,875	54,875

Joseph Tomarchio Jr.	3/1/2004		7,500		16.24	2/28/2014
	5/18/2006	(1)	5,625	1,875	24.45	5/17/2016
	10/9/2006	(1)	11,250	3,750	22.91	10/8/2016
	5/17/2007	(1)	3,750	3,750	23.08	5/16/2017
	1/10/2008	(3)	20,000	20,000	18.17	1/9/2013
	5/20/2009	(1)		8,000	27.08	5/19/2019

			48,125	37,375

Catherine D’Amico	5/14/2001		18,000		5.33	5/13/2011
	5/15/2003		11,250		9.90	5/14/2013
	5/18/2004		15,001		15.39	5/17/2014
	5/18/2006	(1)	5,625	1,875	24.45	5/17/2016
	5/17/2007	(1)	3,750	3,750	23.08	5/16/2017
	1/11/2008	(3)	15,000	15,000	17.53	1/10/2013
	5/20/2009	(1)		6,000	27.08	5/19/2019

			68,626	26,625

Christopher R. Hoornbeck	5/13/2002		3,375		8.85	5/12/2012
	5/15/2003		4,500		9.90	5/14/2013
	5/18/2004		4,500		15.39	5/17/2014
	5/18/2006	(1)	2,250	750	24.45	5/17/2016
	5/17/2007	(1)	2,250	2,250	23.08	5/16/2017
	5/21/2008	(1)	1,250	3,750	17.64	5/20/2018
	5/20/2009	(1)		4,000	27.08	5/19/2019

			18,125	10,750

(1)	This option grant vests over four years as follows: One quarter of the options in each grant vest on the yearly anniversary of the grant. These options have a ten year life from grant date.

(2)	This option grant vests as follows: 25% of total grant on October 2, 2007, 2008, 2009 and 2010. The options have a five-year term from grant date.

(3)	This option grant vests as follows: 25% on the first and second anniversary date of the award, and 50% on the third anniversary date of the award. The options have a five-year term from grant date.

2010 OPTIONS EXERCISES

The following table shows all stock options exercised and value realized upon exercise by the Named Executive Officers during fiscal 2010:

	Number of Shares	Value Realized on
	Acquired on Exercise	Exercise(1)
Name	(#)	($)

Robert G. Gross	240,000	3,715,200
John W. Van Heel	37,500	773,400
Joseph Tomarchio Jr.	90,000	1,160,800
Catherine D’Amico	18,375	236,900
Christopher R. Hoornbeck	26,250	496,500

(1)	The value realized equals the difference between the option exercise price and the fair market value of Monro’s common stock on the date of exercise, multiplied by the number of shares for which the option was exercised.

Pension Plan

The Company sponsors a noncontributory retirement plan (the “Pension Plan”) which is intended to qualify under Section 401(a) of the Code. As of September 30, 1999, participants ceased to accrue benefits under the Pension Plan and no employees will become plan participants after this date. Compensation and services after this date are not taken into consideration in determining benefits under the Pension Plan. Prior to September 30, 1999, each employee who attained age 21 became a participant on the April 1 or October 1 following the date the employee completed one year of service. Benefit payments generally begin upon retirement at age 65 or age 60 with 20 years of service.

Benefits under the Pension Plan are 100% vested in each participant upon completion of five years of service, attainment of age 65 or the termination of the Pension Plan. Lump sum distributions are available at termination or retirement only for accrued benefits of $5,000 or less.

The following table shows the estimated annual benefits payable to participants under the Pension Plan upon retirement at age 65. The table does not show the reduction for Social Security benefits (see formula below).

PENSION PLAN TABLE

Average Compensation	Number of Years of Service

(Prior to September 30, 1999)	5	10	15	20	25

$100,000	$22,500	$45,000	$45,000	$45,000	$45,000
80,000	18,000	36,000	36,000	36,000	36,000

For the purpose of determining amounts payable under the Pension Plan for each of the Named Executive Officers, compensation includes the average of ten years (i) base salary (including the amount of any reductions in the executive’s otherwise payable compensation attributable to any “cafeteria plan”) plus (ii) cash bonuses. Compensation does not include stock options or the Company’s contributions to the Profit Sharing Plan shown in the Summary Compensation table. Compensation is limited to $100,000 for determining amounts payable under the Pension Plan.

PENSION BENEFITS TABLE

		Present Value of	Payments
		Accumulated	During Last
	Number of Years	Benefit(1)	Fiscal Year
Name	Credited Service	($)	($)

Robert G. Gross	0	0	0
Joseph Tomarchio Jr.	0	0	0
Catherine D’Amico	7	63,500	0
John W. Van Heel	0	0	0
Christopher R. Hoornbeck	27	156,100	0

(1)	Actuarial assumptions used in calculating the present value of accumulated benefits are described in footnote 12 of the Company’s financial statements in the Form 10-K for the year ended March 27, 2010, as filed with the SEC.

The basic benefit under the Pension Plan is a straight life annuity. Subject to certain limits required by law, benefits are payable monthly in an amount equal to (i) 45% of a participant’s average monthly earnings for the highest ten consecutive years prior to September 30, 1999, less (ii) 45% of the monthly primary Social Security benefit payable to the participant at retirement. The amount of the benefit is also reduced for short service participants and participants terminating employment prior to retirement.

Due to the fact that the Pension Plan was frozen as of September 30, 1999, the amount of the benefit will be multiplied by a fraction (not greater than one), the numerator of which is the participant’s total number of years of service as of September 30, 1999, and the denominator of which is the number of years of service the participant would have accumulated if he had continued his employment until the earlier of (i) age 65 or (ii) the date after age 60 but before age 65 on which the participant had at least 20 years of vesting service under the Pension Plan.

In connection with the purchase of Kimmel Automotive, Inc. (“KAI”) in April 2002, the Company also sponsors a non-contributory retirement plan covering certain employees of KAI. Participants ceased to accrue benefits under this plan prior to April 2002. No Named Executive Officers are covered under this plan. This plan merged with the Pension Plan during fiscal year 2005.

Profit Sharing Plan

The Company sponsors a profit sharing plan with a 401(k) feature (the “Profit Sharing Plan”). The Profit Sharing Plan is intended to qualify under Section 401(a) of the Code.

Each employee who has attained age 21 becomes a participant as of the first day of the month following completion of three months of service. Participants may elect to reduce their compensation by up to the lesser of 30% of their annual compensation or the statutorily prescribed annual limit ($16,500 in calendar 2009) and to have the amount of the reduction contributed to their account in the Profit Sharing Plan. One of the investment options available to participants is the Company’s Common Stock.

The Company may make discretionary matching contributions to the matching accounts of those employees who are contributing to the Profit Sharing Plan. Matching contributions are made annually. A discretionary Company profit sharing contribution may also be made on an annual basis.

Deferred Compensation Plan

The Company has adopted the Monro Muffler Brake, Inc. Deferred Compensation Plan (the “Plan”) to provide an opportunity for additional tax-deferred savings to a select group of management or highly compensated employees. The Plan is an unfunded arrangement and the participants or their beneficiaries have an unsecured claim against the general assets of the Company to the extent of their Plan benefits.

Currently, only those employees who are “highly compensated employees”, as that term is defined under Section 414(q) of the Code, have been designated as eligible to participate in the Plan. Under the terms of the Plan, the Compensation Committee has the ability to establish additional eligibility requirements for participation in the Plan, but has not done so thus far.

The Plan permits participants to defer all or any portion of the compensation that would otherwise be payable to them for the calendar year. In addition, the Company will credit to the participants’ accounts such amounts as would have been contributed to the Monro Muffler Brake, Inc. Profit Sharing Plan but for the limitations that are imposed under the Code based upon the participants’ status as highly compensated employees. The Company may also make such additional discretionary allocations as are determined by the Compensation Committee. No amounts credited under the Plan are funded and the Company maintains accounts to reflect the amounts owed to each participant. At least annually, the accounts are credited with earnings or losses calculated on the basis of an interest rate or other formula as determined from time to time by the Compensation Committee. The current annual earnings rate is 5%.

Benefits are payable at a participant’s election in a single cash sum or in monthly installments for a period not to exceed 10 years at the date designated by the participant upon his or her initial enrollment in the Plan, but in no event later than the date the participant attains age 65. Payments are made earlier in the event a participant dies or incurs an unanticipated emergency.

NONQUALIFIED DEFERRED COMPENSATION TABLE

	Executive	Company			Aggregate
	Contributions	Contributions	Aggregate	Aggregate	Balance
	in Last	in Last	Earnings in	Withdrawals/	at Last Fiscal
	Fiscal Year	Fiscal Year	Last Fiscal Year	Distributions	Year-End
Name	($)	($)	($)	($)	($)

Robert G. Gross	2,723	1,361	3,564	—	77,334
John W. Van Heel	4,381	2,069	883	—	21,182
Joseph Tomarchio Jr.	4,297	2,008	341	—	9,158
Catherine D’Amico	8,749	2,063	2,013	—	52,097
Christopher R. Hoornbeck	4,031	1,151	1,220	—	31,589

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following is a summary setting forth potential payments payable to the Named Executive Officers upon termination of employment or a change in control of the Company under their current employment arrangements and our other compensation programs. Specifically, compensation payable to each Named Executive Officer upon voluntary termination, involuntary termination without cause, retirement, termination following a change in control, and in the event of death or disability of the executive is discussed below. The amounts shown in the tables below assume that such termination was effective as of March 27, 2010, and, therefore, includes amounts earned through such time and are estimates of the amounts which would be paid out to the executives (or their beneficiaries) upon their termination. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different. Factors that could affect these amounts include the timing during the year of any such event, the price of the Company’s Common Stock and the executive’s age. These benefits are in addition to benefits available generally to salaried employees upon termination, such as earned but unpaid salary through the date of termination, amounts accrued and vested under the Company’s Pension, Profit Sharing and Deferred Compensation Plans, as applicable, and accrued vacation pay.

Payments Made Upon Any Termination

Regardless of the manner in which a Named Executive Officer’s employment terminates, the executive is entitled to receive amounts earned during his or her term of employment. Such amounts include:

•	earned but unpaid salary through date of termination;

•	non-equity incentive compensation earned and payable prior to the date of termination;

•	option grants received which have already vested and are exercisable prior to the date of termination (subject to the terms of the applicable option agreement);

•	unused vacation pay; and

•	amounts accrued and vested under the Company’s 401(k), Pension and Deferred Compensation Plans.

Payments Made Upon Involuntary Termination Without Cause

As a result of their employment agreements (in the case of Messrs. Gross, Van Heel and Tomarchio and Ms. D’Amico) and severance arrangements (in the case of Mr. Hoornbeck) entered into by the Company with the Named Executive Officers, in the event that a Named Executive Officer’s employment is involuntarily terminated without cause, the executive would receive, in addition to the items identified under the heading “Payments Made Upon Any Termination” above:

•	in the case of Mr. Gross, base salary through the remainder of the term of his employment agreement; payment of the non-equity incentive compensation (i) for the prior fiscal year, to the extent not yet paid and (ii) for the then-current fiscal year, to the extent paid and pro rata, to the date of the executive’s termination; and payment of any remaining unpaid non-compete payments and any remaining unpaid “Special Bonus” payments through the remainder of the term of his agreement;

•	in the case of Mr. Van Heel, Ms. D’Amico and Mr. Tomarchio, 12 months of base salary continuation and payment of the non-equity incentive compensation (i) for the prior fiscal year, to the extent not yet paid; and (ii) for the then-current fiscal year, to the extent paid and pro rata, to the date of the executive’s termination;

•	in the case of Mr. Hoornbeck, six months of base salary continuation; and

•	in the case of Ms. D’Amico and Messrs. Gross, Van Heel and Tomarchio, all then outstanding unvested options will immediately and automatically vest and be exercisable for ninety (90) days.

TABLE OF PAYMENTS UPON INVOLUNTARY
TERMINATION WITHOUT CAUSE

			Non-Equity
			Incentive Plan
	Base	Special	Compensation	Stock	All Other
	Salary	Bonus	Award	Options	Compensation	Total
Name	($)	($)	($)	($)	($)(1)	($)

Robert G. Gross	2,100,000	300,000	1,260,000	6,626,850	750,000	11,036,850
John W. Van Heel	335,000	—	226,243	2,186,798	—	2,748,041
Joseph Tomarchio Jr.	405,000	—	273,518	1,311,780	—	1,990,298
Catherine D’Amico	280,000	—	189,099	1,945,048	—	2,414,147
Christopher Hoornbeck	88,250	—	85,143	521,807	—	695,200

(1)	Represents unpaid non-compete payments.

Payments Made Upon Retirement

In the event of the retirement of a Named Executive Officer, in addition to the items identified under the heading “Payments Made Upon Any Termination” above:

•	all then-outstanding vested options will be exercisable for one year.

None of the Named Executive Officers was eligible to receive retirement benefits as of March 27, 2010.

Payments Made Upon Death or Permanent Disability

In the event of the death or permanent disability of a Named Executive Officer, in addition to the items listed under the heading “Payments Made Upon Any Termination” above:

•	all then-outstanding unvested options issued under the 2007 Stock Incentive Plan and 1998 Employee Stock Option Plan will immediately and automatically vest upon death or permanent disability and will be exercisable for one year; outstanding options under the 1989 Employee Stock Option Plan are currently all vested and will be exercisable for one year;

•	the executive will receive benefits under the Company’s disability plan or payments under the Company’s life insurance plan, as appropriate;

•	in the case of the death or disability of Messrs. Gross, Van Heel and Tomarchio, and Ms. D’Amico, he or she shall be entitled to receive payment of the lesser of (i) 12 months of base salary continuation or (ii) base salary through the remainder of his/her term; and the non-equity incentive compensation (i) for the prior fiscal year, to the extent not yet paid; and (ii) for the then-current fiscal year, to the extent paid and pro rata, to the date of the executive’s death or disability;

•	in the case of the disability of Ms. D’Amico and Messrs. Gross, Van Heel and Tomarchio, such executive shall receive the right to continue to participate in the Company’s group life and medical/dental insurance plans, each at the same ratio of employer/employee contribution as applicable to the executive immediately prior to the termination event; and

•	in the case of Mr. Gross, payment of any remaining unpaid “Special Bonus” payments through the remainder of the term of his agreement.

TABLE OF PAYMENTS UPON DEATH

The following table includes the intrinsic value (that is, the value based upon the price of the Company’s Common Stock, and in the case of options, minus the exercise price) of equity awards that would be exercisable or vested if the Named Executive Officer had died on March 27, 2010.

			Non-Equity
	Salary	Special	Incentive Plan	Life	Stock
	Continuation	Bonus	Compensation	Insurance	Options	Total
Name	($)	($)	($)	($)	($)	($)

Robert G. Gross	840,000	300,000	1,260,000	425,000	6,626,850	9,451,850
John W. Van Heel	251,250	—	226,243	425,000	2,186,798	3,089,291
Joseph Tomarchio Jr.	303,750	—	273,518	425,000	1,311,780	2,314,048
Catherine D’Amico	210,000	—	189,099	425,000	1,945,048	2,769,147
Christopher Hoornbeck	—	—	85,143	425,000	521,807	1,031,950

TABLE OF PAYMENTS UPON PERMANENT DISABILITY

The following table includes the intrinsic value (that is, the value based upon the price of the Company’s Common Stock, and in the case of options, minus the exercise price) of equity awards that would be exercisable or vested if the Named Executive Officer had been permanently disabled on March 27, 2010. For these purposes, “permanent disability” generally means total disability, resulting in the executive being unable to perform his or her job as determined by the Company’s life and disability insurance provider.

			Non-Equity	Life and
	Salary	Special	Incentive Plan	Health Plan		Stock
	Continuation	Bonus	Compensation	Continuation	Disability(1)	Options	Total
Name	($)	($)	($)	($)	($)	($)	($)

Robert G. Gross	840,000	300,000	1,260,000	64,600	1,149,200	6,626,850	10,240,650
John W. Van Heel	251,250	—	226,243	132,200	1,661,900	2,186,798	4,458,391
Joseph Tomarchio Jr.	303,750	—	273,518	71,400	1,023,700	1,311,780	2,984,148
Catherine D’Amico	210,000	—	189,099	34,300	1,023,700	1,945,048	3,402,147
Christopher Hoornbeck	—	—	85,143	—	666,500	521,807	1,273,450

(1)	This amount represents the present value (at an assumed rate of 3%) of the long-term disability payments that would be paid to the Named Executive Officer until he or she reaches the retirement age of 65.

Payments Made Upon a Change in Control

As discussed in detail in the Compensation Discussion and Analysis section above, the employment agreements that the Company entered into with each of Messrs. Gross, Van Heel and Tomarchio and Ms. D’Amico contain change in control provisions. Also, Mr. Hoornbeck would receive certain compensation payments if he were terminated without cause following a change in control. The benefits, in addition to the items listed under the heading “Payments Made Upon Any Termination” above, include:

•	in the case of Ms. D’Amico and Messrs. Van Heel and Tomarchio, 12 months base salary continuation; and payment of the non-equity incentive compensation (i) for the prior fiscal year, to the extent not paid; and (ii) for the then-current fiscal year, to the extent paid and pro rata, to the date of the executive’s termination;

•	in the case of Mr. Gross, base salary through the remainder of the term of his employment agreement; payment of the non-equity incentive compensation (i) for the prior fiscal year, to the extent not yet paid; and (ii) for the then-current fiscal year, to the extent paid and pro rata, to the date of the executive’s termination; payment of any remaining unpaid non-compete payments and any remaining unpaid “Special Bonus” payments through the remainder of the term of his agreement;

•	in the case of Mr. Hoornbeck, six months of base salary continuation;

•	all then-outstanding unvested options will immediately and automatically vest and be exercisable, in the case of Ms. D’Amico and Messrs. Gross, Van Heel and Tomarchio, for ninety (90) days following such termination and in the case of Mr. Hoornbeck, for thirty (30) days following such termination; and

•	in the case of Ms. D’Amico and Messrs. Gross, Van Heel and Tomarchio, an amount equal to (i) any excise tax imposed on payments or benefits provided to the executive upon his or her termination following a “change in control”, if such payments and benefits are considered an “excess parachute payment” under Section 4999 of the Code; and (ii) an additional cash payment such that the executive would be in the same after-tax economic position as though the payments and benefits, described in (i), above, were not considered an “excess parachute payment”. If a change in control had occurred at the end of fiscal 2010, there would have been no tax reimbursements under the current employment agreements for the aforementioned Named Executive Officers.

On May 20, 2009, the Compensation Committee of the Board of Directors adopted a policy that the Company will not enter into any future employment agreements that include excise tax gross-up provisions with respect to payments contingent upon a change in control.

TABLE OF POTENTIAL PAYMENTS UPON CHANGE IN CONTROL

			Non-Equity
			Incentive Plan
	Base	Special	Compensation	Stock	All Other
	Salary	Bonus	Award	Options	Compensation	Total
Name	($)	($)	($)	($)	($)(1)	($)

Robert G. Gross	2,100,000	300,000	1,260,000	6,626,850	750,000	11,036,850
John W. Van Heel	335,000	—	226,243	2,186,798	—	2,748,041
Joseph Tomarchio Jr.	405,000	—	273,518	1,311,780	—	1,990,298
Catherine D’Amico	280,000	—	189,099	1,945,048	—	2,414,147
Christopher Hoornbeck	88,250	—	85,143	521,807	—	695,200

(1)	Represents unpaid non-compete payments.

DIRECTOR COMPENSATION

The Company does not pay any director who is also an employee of Monro or its subsidiary for his or her service as director.

In fiscal 2010, non-employee directors received the following compensation:

•	$20,000 annual retainer, a $15,000 annual retainer for the audit committee chairman and a $5,000 annual retainer for each other committee chairman;

•	an annual grant of an option to purchase 6,840 shares of Common Stock, valued at $25.78 per share, which was the closing price of a share of the Company’s Common Stock on the date of the 2009 Annual Meeting of Shareholders;

•	$3,000 for each meeting of the Board of Directors or $1,000 for a committee meeting attended; and

•	reasonable travel expenses to attend meetings.

During fiscal 2010, the Company paid no legal fees for Board members in connection with filings regarding Company stock transactions.

The following table summarizes the compensation that the Company’s non-management directors earned for services as members of the Board of Directors and any committee of the Board of Directors during fiscal 2010:

NON-MANAGEMENT DIRECTOR COMPENSATION TABLE

	Fees Earned or		All Other
	Paid in Cash	Option Awards(1)	Compensation		Total
Name	($)	($)	($)		($)

Richard A. Berenson	53,000	47,500	—		100,500
Frederick M. Danziger	43,000	47,500	—		90,500
Donald Glickman	29,000	47,500	150,000	(2)	226,500
Peter J. Solomon	29,000	47,500	150,000	(3)	226,500
Lionel B. Spiro	38,000	47,500	—		85,500
Francis R. Strawbridge	36,000	47,500	—		83,500
Elizabeth A. Wolszon	31,000	47,500	—	(4)	78,500

(1)	Each non-management director was granted options to purchase 6,840 shares of the Company’s Common Stock in 2010. This column represents the dollar amount the Company expensed during fiscal 2010 under FASB ASC 718 for outstanding stock option awards, and includes expense for options granted in 2010. However, pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions with respect to the 2010 grants as well as the grants made prior to 2010, refer to Note 1 of the Company’s financial statements in the Form 10-K for the year ended March 27, 2010, as filed with the SEC.

(2)	For Mr. Glickman, this amount related to his consulting arrangement with Peter J. Solomon and Company, discussed in more detail under the heading “Certain Relationships and Related Transactions”.

(3)	For Mr. Solomon, this amount relates to his share of the fees paid to Peter J. Solomon Company, L.P. (“PJSC”) under a management agreement. See further discussion under the heading “Certain Relationships and Related Transactions”.

(4)	In fiscal 2010, Ms. Wolszon was paid $20,000 for marketing and other consulting services provided by her during fiscal 2009. She chose to return these fees to the Company in fiscal 2010.

Stock awards granted to directors are fully vested at the time of the grant. The number of shares of Monro Muffler Common Stock owned by each director is disclosed in the Security Ownership of Principal Shareholders, Directors and Executive Officers table in this Proxy Statement.

EQUITY COMPENSATION PLAN INFORMATION
AS OF MARCH 27, 2010

The following table provides information regarding shares of Common Stock issuable pursuant to equity compensation plans.

	Number of		Number of Securities
	Securities to be	Weighted	Remaining Available for
	Issued Upon	Average	Future Issuance Under
	Exercise of	Exercise Price	Equity Compensation
	Outstanding	of Outstanding	Plans (Excluding
	Options,	Options,	Securities Reflected
	Warrants	Warrants	in Column
	and Rights	and Rights	(a))

	(a)	(b)	(c)

Equity compensation plans approved by security holders	1,561,632	$19.44	126,953
Equity compensation plans not approved by security holders	—		—

Total	1,561,632		126,953

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Related Person Transactions

The Company reviews all relationships and transactions in which the Company and its directors, executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. The Company’s finance and legal staff are primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related party transactions, and then determining, based on the facts and circumstances, whether the Company or related person has a direct or indirect material interest in the transactions. As required under SEC rules, transactions that are determined to be material to the Company or a related person must be disclosed in the Company’s proxy statement.

Related Party Transactions

The Company has a management agreement, effective July 1, 1991, with Peter J. Solomon Company, L.P. (“PJSC”), pursuant to which PJSC provides strategic and financial advice relating to financing, capital structure, mergers and acquisitions and offensive/defensive positioning to the Company, for a current fee of $300,000 per year (plus reimbursement of out-of-pocket expenses). Pursuant to such agreement, the Company has agreed to indemnify PJSC against certain liabilities. In addition, PJSC, from time to time, provides additional investment banking services to the Company for customary fees. No additional fees were paid in fiscal 2008, 2009 and 2010. Peter J. Solomon, Board member of the Company, is Chairman of PJSC. Of the fees paid by the Company to PJSC, approximately half were paid to Donald Glickman, a director of the Company, by PJSC for consulting services.

The Company leases six stores from lessors in which Joseph Tomarchio, Jr. has beneficial ownership interests. In fiscal 2010, the Company expensed $624,000 as rent for these stores. Mr. Tomarchio is an officer of the Company.

Aside from the six leases assumed as part of the Mr. Tire acquisition in March 2004, the Company has not entered into any affiliate leases, other than renewals or modifications of existing leases, since May 1989, and as a matter of policy, will not do so.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors and executive officers, and persons who beneficially own more than ten percent of the Company’s Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock. Officers, directors and greater than ten-percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during fiscal 2010, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with, except that Donald Glickman reported a gift of 400 shares on a Form 4 that was filed late; Catherine D’Amico, John W. Van Heel, Joseph Tomarchio Jr., Christopher R. Hoornbeck and Craig L. Hoyle, reported grants of 6,000, 8,000, 8,000, 4,000 and 4,000 options, respectively, on Forms 4 that were filed late; and Craig L. Hoyle reported the exercise of 15,000 options and the sale of 10,163 shares on a Form 4 that was filed late.

PROPOSAL TO RATIFY THE AMENDMENT TO THE 2007 STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF AUTHORIZED SHARES

On May 25, 2010, the Board of Directors of the Company approved, subject to shareholder ratification at the Annual Meeting, an amendment to the Company’s 2007 Stock Incentive Plan (the “2007 Plan” or the “Plan”). The amendment provides for an additional 1,000,000 shares of Common Stock available for awards under the Plan (the “Amendment”), an increase of approximately 5% of the number of shares of Common Stock currently outstanding. The 2007 Plan, as originally adopted by the shareholders in August 2007, provided for the issuance of up to 582,000 shares of Common Stock (as restated to give retroactive effect to a three-for-two stock split in September 2007). Additionally, immediately upon the shareholders’ approval of the 2007 Plan in August 2007, all shares of Common Stock available for award under previous plans were transferred to and made available for award, under the 2007 Plan, resulting in an additional 419,108 shares (as restated to give retroactive effect to a three-for-two stock split in September 2007) available under the 2007 Plan, for a total of 1,001,108 shares. The Plan permits the grant of nonqualified stock options, incentive stock options and restricted stock. As of March 27, 2010, options covering 874,155 shares of Common Stock, in the aggregate, were outstanding under the Plan, leaving 126,953 shares of Common Stock available for future awards (the “Remaining Shares”).

There are seven non-employee directors and approximately 5,100 employees, including all executive officers of the Company, currently eligible to participate in the 2007 Plan. Management and the Board of Directors believe that the Company’s 2007 Plan continues to provide a means of giving existing and new employees, as well as non-employee directors, an increased opportunity to acquire an investment in the Company, thereby maintaining and strengthening their desire to remain with or join the Company, and stimulating their efforts on the Company’s behalf. Further, as discussed in greater detail in the Compensation Discussion and Analysis section of this Proxy Statement, the Plan provides an important tool in the Company’s overall policy of establishing compensation programs that serve to retain those individuals with leadership abilities necessary for increasing long-term shareholder value while aligning the interests of our officers and directors with those of our shareholders.

As required under the terms of the Plan, shareholders are asked to ratify the Board’s approval of the amendment to the 2007 Plan reflecting the increase in shares available for awards. Other than the increase in the number of shares authorized, all other terms and provisions of the 2007 Plan remain the same. The complete text of the 2007 Plan and the proposed amendment are attached as Exhibit A. The following description of the 2007 Plan is a summary of certain terms and is qualified entirely by reference to Exhibit A.

Description of the 2007 Plan

Pursuant to the Amendment to the Plan, in addition to the Remaining Shares, a maximum of an additional 1,000,000 shares of Common Stock would be subject to awards under the 2007 Plan. The number of shares issued or reserved pursuant to the 2007 Plan (or pursuant to outstanding awards) is subject to adjustment on account of mergers, spin-offs, recapitalizations, consolidations, reorganizations, combinations, stock splits, stock dividends and other dilutive changes in the Common Stock. Shares of Common Stock covered by awards that expire, terminate or lapse will again be available for grant under the 2007 Plan. No awards may be granted under the 2007 Plan after the tenth anniversary of its date of adoption by the shareholders, provided that any awards granted prior to such date may extend beyond that date.

Administration.  The 2007 Plan is administered by the Compensation Committee of the Company’s Board of Directors (the “Committee”). The Committee has the sole discretion to determine the employees and directors to whom awards may be granted under the 2007 Plan and the manner in which such awards will vest. The Committee is authorized to establish the terms and conditions of awards granted under the 2007 Plan and to waive any such terms and conditions at any time (including, without limitation, accelerating or waiving any vesting conditions). Options and restricted stock awards are granted by the Committee to employees and directors in such numbers and at such times during the term of the 2007 Plan as the Committee shall determine. The Committee is authorized to interpret the 2007 Plan, to establish, amend and rescind any rules and regulations relating to the 2007 Plan, and to make any other determinations that it deems necessary or desirable for the administration of the 2007 Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the 2007 Plan and related stock incentive awards in the manner and to the extent the Committee deems necessary or desirable.

The Compensation Committee has adopted the following policy regarding administration of the Plan: except in connection with a split, reorganization, recapitalization, merger, consolidation, spin-off, combination or transaction or exchange of shares or other corporate exchange the terms of outstanding awards may not be amended to reduce the exercise price of outstanding Options or SARs or to cancel outstanding Options or SARS in exchange for cash, other awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs, in each case without stockholder approval. In addition, the Compensation Committee has never granted any full value awards or performance shares and does not expect to grant any full value awards or performance shares in the future. The Compensation Committee also has a policy that if full value awards or performance shares were to be granted, (i) they would not receive dividend equivalents, (ii) they would accrue dividend equivalents over the performance period but would have no voting rights and (iii) dividends would not be paid until the performance metrics had been met.

Options.  The Committee will determine the exercise price and term for each option; provided, however, that options must have an exercise price that is at least equal to the fair market value of the Common Stock on the date the option is granted. Options may be exercised in whole or in part. An option holder may exercise an option by written notice and payment of the exercise price in (i) cash, (ii) by the surrender of a number of shares of Common Stock already owned by the option holder for at least six months with a fair market value equal to the exercise price, (iii) partly in cash and partly in such shares or (iv) through irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the aggregate option price for the shares being purchased. The 2007 Plan does not permit the Company to use cash proceeds from option exercises to repurchase shares on the open market for reuse under the Plan.

Options granted under the 2007 Plan may be nonqualified stock options or incentive stock options. Awards of incentive stock options under the 2007 Plan will be subject to certain additional restrictions.

Restricted Stock Awards.  The Committee may grant awards of restricted stock. These stock-based awards will be subject to the terms and conditions established by the Committee. Certain restricted stock awards may be granted in a manner which is deductible under Section 162(m) of the Code. These awards shall vest based on the attainment of written performance goals approved by the Committee for a performance period established by the Committee (i) while the outcome for that performance period is substantially uncertain and (ii) no more than 90 days after the commencement of the performance period to which the performance goals relates or, if less, the number of days which is equal to 25% of the relevant performance period. The performance goals, which must be objective, shall be based upon one or more of the following criteria: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per share; (v) book value per share; (vi) return on shareholders’ equity; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) stock price; (xiii) market share; (xiv) revenues or sales; (xv) costs; (xvi) cash flow; (xvii) working capital; and (xviii) return on assets. The foregoing criteria may relate to the Company, one or more of its subsidiaries or one or more of its divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In addition, to the degree consistent with Section 162(m) of the Code, the performance goals may be calculated without regard to extraordinary items. The maximum amount of these awards during a calendar year to any employee or director shall be 500,000 shares.

Termination of Employment or Service.  Generally, a participant in the 2007 Plan may exercise his options during his lifetime provided he is employed or serves as a member of the Board. In the event a participant’s employment or service is terminated, a participant may exercise his options to the extent exercisable at such time for 30 days from his date of termination. Except as expressly determined by the

Committee in its sole discretion, if a participant’s employment or service is terminated as a result of a Disability (as defined in the 2007 Plan) or the participant Retires (as defined in the 2007 Plan), the 30 day period after cessation of employment or service during which such options may be exercised (as described above) is extended to one year. If a participant dies while employed by or serving as a director of the Company, the 30 day period is also extended to one year and all unvested options vest upon death. Except as expressly determined by the Committee, the unvested portion of a restricted stock award shall terminate upon the termination of employment or service for any reason. Notwithstanding the foregoing, in the event of the death of a recipient of a restricted stock award while an employee or director, the unvested portion of the restricted stock award shall become fully vested.

Transferability.  Unless otherwise determined by the Committee, awards granted under the 2007 Plan are not transferable other than by will or by the laws of descent and distribution.

Change of Control.  In the event of a change of control (as defined in the 2007 Plan), (i) all options shall become exercisable immediately prior to the change in control and (ii) all restrictions on restricted stock shall lapse. In addition, the Committee may provide for (i) the termination of an award upon the consummation of the change of control, but only if the award has vested and been paid out or the participant has been permitted to exercise an option in full for a period of not less than 20 days prior to the change of control, (ii) the acceleration of all or any portion of an award, (iii) payment in exchange for the cancellation of an award and/or (iv) the issuance of substitute awards that will substantially preserve the terms of any awards.

Amendment and Termination.  The Board may amend, alter or discontinue the 2007 Plan in any respect at any time. However, shareholder approval is required to give effect to any amendment which would increase the maximum number of shares for which options may be granted, increase the benefits accruing under the 2007 Plan or change the eligibility requirements for participation in the 2007 Plan. In any case, no amendment may adversely affect any of the rights of a participant under any awards previously granted, without his or her consent.

Federal Income Tax Consequences of the Issuance and Exercise of Options.  The following summary describes the principal federal income tax consequences of grants made under the 2007 Plan. The summary is based upon an analysis of the Code, as currently in effect, judicial decisions, administrative rulings, regulations and proposed regulations, all of which are subject to change. Any such change could have retroactive effect and could affect the consequences described in the summary. The summary does not purport to cover all federal income tax consequences that may apply to an optionee or restricted stock holder, and does not contain any discussion of foreign, state or local tax laws. Participants are urged to consult their own tax advisors regarding the tax consequences to them of acquiring and exercising stock incentive awards and upon the sale or other disposition of any Common Stock acquired under the 2007 Plan, as well as any tax consequences that may arise under the laws of any state, local or foreign jurisdiction.

Options granted or to be granted under the 2007 Plan will be either incentive stock options or “nonqualified” stock options. In general, neither the grant nor the exercise of an incentive stock option granted under the 2007 Plan will result in taxable income to the employee or a deduction to the Company. The sale of Common Stock received pursuant to the exercise of such an option will result in a long-term capital gain or loss to the employee equal to the difference between the amount realized on the sale and the exercise price and will not result in a tax deduction to the Company. However, the excess of the fair market value of the Common Stock acquired upon the exercise of an incentive stock option over the option price is included in the “alternative minimum taxable income” of the optionee for the year in which such option is exercised and may subject the optionee to increased taxes under the “alternative minimum tax”. In general, the current maximum Federal ordinary income tax rate is 35% while the maximum tax rate on long-term capital gains is 15% (the phase-out of certain deductions and exemptions for amounts may result in a marginal tax rate in excess of such rates on certain items of income). To receive incentive stock option treatment, the employee must not dispose of the Common Stock within two years after the option is granted and must hold the Common Stock itself for at least one year after the transfer of such Common Stock to such employee upon exercise.

If the holding period rules for incentive stock option treatment are not satisfied, income is recognized by the employee upon disposition of the Common Stock (a “disqualifying disposition”). Any gain realized by the employee will be taxable at the time of such disqualifying disposition as (i) ordinary income to the extent of the difference between the option price and the lesser of (a) the fair market value of the Common Stock on the date the incentive stock option is exercised or (b) the amount realized on such disqualifying disposition and (ii) short-term or long-term capital gain to the extent of any excess of the amount realized on the disposition over the fair market value of the Common Stock on the date the incentive stock option is exercised. With respect to officers, directors and persons deemed to be beneficial owners of more than 10% of the Common Stock, the date an incentive stock option is exercised for purposes of determining the tax consequences of a disqualifying disposition is generally deemed to be the later of the actual exercise date or the date the restrictions of Section 16(b) of the Exchange Act lapse (generally six months after the date of grant). The Company will be entitled to a deduction equal to the amount of ordinary income recognized by the employee at the time such income is recognized.

Nonqualified stock options are not intended to qualify as incentive stock options under Section 422 of the Code. In general, no taxable income will be recognized by the optionee and no deduction will be allowed to the Company upon the grant of an option. Upon exercise of an option, except as described below, an optionee will recognize an amount of ordinary income equal to the excess of the fair market value on the exercise date of the shares of Common Stock issued to an optionee over the exercise price. The Company will be entitled to a corresponding tax deduction equal to the amount included in the optionee’s income.

As some optionees will be directors of the Company, the stock received upon the exercise of an option may be subject to restrictions under Section 16(b) of the Exchange Act if the option is exercised and the underlying stock is sold within six months after the grant date (the “Restriction Period”). Options exercised during the Restriction Period will not be deemed to be exercised for purposes of the above income recognition rules until the date that the Restriction Period ends, unless the optionee makes an election to be taxed currently under Section 83(b) of the Code. If such an election is made within 30 days after the transfer of Common Stock pursuant to the exercise of the option, the optionee will recognize ordinary income on the date of the actual exercise of options (and the Company will be entitled to a corresponding tax deduction equal to the amount included in the optionee’s income).

Generally, if an optionee delivers previously-acquired Common Stock, in payment of all or part of the exercise price of a nonqualified stock option, the optionee will not, as a result of such delivery, be required to recognize as taxable income or loss any appreciation or depreciation in the value of the previously-acquired Common Stock after its acquisition date. The fair market value of the shares received in excess of the fair market value of the shares surrendered and any cash paid constitutes compensation taxable to the optionee as ordinary income. Such fair market value is determined on the date of exercise. The Company is entitled to a tax deduction equal to the compensation income included by the optionee in his income. Subject to Section 162(m) of the Code, discussed below, the Company receives a deduction and the holder recognizes ordinary income equal to the fair market value of the restricted stock award at the time the restrictions on the stock awarded lapse, unless the holder elects to be taxed currently under Section 83(b) of the Code. As discussed above, if such an election is made within 30 days after the date of grant by the Company to the holder of a restricted stock award, the holder will recognize ordinary income on the date of grant equal to the fair market value of the shares on the date of grant and the Company will be entitled to a corresponding deduction.

Section 162(m) of the Code limits the deduction for certain compensation paid to certain senior executive officers of the Company in a taxable year to $1 million for each such officer. Compensation includes all salary and other amounts paid to such officers as remuneration for services, but would not include the gain realized upon the exercise of a nonqualified stock option or an incentive stock option or certain shares of restricted stock granted under the 2007 Plan.

The preceding summary is based upon an analysis of the Code as currently in effect, existing laws, judicial decisions, administrative rulings, regulations and proposed regulations, all of which are subject to change. Moreover, the preceding summary relates only to United States income taxation and employees subject to taxation in other jurisdictions may have different tax consequences, either more or less favorable, from those described above.

Ratification of the Board’s Approval of the Amendment to the 2007 Plan

The adoption of the 2007 Plan requires the approval of a majority of the votes cast at the Annual Meeting (in person or by proxy) by the holders of shares entitled to vote thereon.

The Board of Directors recommends that shareholders vote their shares FOR ratification of the amendment to the 2007 Plan as described above.

NEW PLAN BENEFITS

The following table sets forth the number of stock options that will be received in fiscal 2011 by the Non-Executive Director Group under the 2007 Stock Incentive Plan. The number of stock awards to be received in fiscal 2011 by the Named Officers and the Non-Executive Officer Employee Group under the 2007 Plan cannot be determined at this time.

2007 Stock Incentive Plan
	Number of	Dollar Value(1)
Name and Position	Awards	($)

Robert G. Gross	N/A
Chief Executive Officer
John W. Van Heel	N/A
President
Joseph Tomarchio Jr.	N/A
Executive Vice President-Store Operations
Catherine D’Amico	N/A
Executive Vice President-Finance and Chief Financial Officer
Christopher R. Hoornbeck	N/A
Divisional Vice President-Western Operations
Executive Group	N/A
Non-Executive Director Group	47,800	$563,049
Non-Executive Officer Employee Group	N/A

(1)	Estimated amounts under FASB ASC 718. The Company is basing this amount on a per share price of $39.39, which represents the closing price of the Company’s Stock on May 28, 2010.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors (the “Committee”) is composed of three non-employee directors and operates under a written charter adopted by the Board of Directors. Each member of the Committee is an independent director as defined by rules of the Securities and Exchange Commission (the “SEC”) and NASDAQ. In addition, the Board of Directors has determined that Richard A. Berenson is an audit committee financial expert as defined by SEC rules, and is independent from management.

In fiscal 2010, the Audit Committee, as a matter of routine, reviewed its charter and practices. The Committee determined that its charter and practices are consistent with listing standards of NASDAQ.

Management is responsible for the Company’s internal controls and the financial reporting process. The external auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board. The Committee’s responsibility is to monitor and oversee these processes.

In this context, the Committee has met and held discussions with management and the external auditors. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the external auditors. The Committee discussed with the external auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended.

The Company’s external auditors also provided to the Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the external auditor’s communications with the Committee concerning independence, and the Committee discussed with the external auditors that firm’s independence.

Based on the Committee’s discussion with management and the external auditors and the Committee’s review of the representation of management and the report of the external auditors to the Committee, the Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended March 27, 2010, for filing with the SEC. The Committee has also approved, subject to shareholder ratification, the re-appointment of PricewaterhouseCoopers LLP as the Company’s external auditors for fiscal 2011.

Audit Committee

Richard A. Berenson, Chairman
Frederick M. Danziger
Lionel B. Spiro

APPROVAL OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

While shareholder ratification of the Company’s independent public accountants is not required by the Company’s Amended and Restated By-laws or otherwise, the Audit Committee and management believe that shareholder ratification of the Company’s selection of independent registered public accountants is desirable and good corporate practice. Therefore, the Audit Committee is requesting that shareholders approve the proposal to ratify the re-appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for fiscal 2011. In the event that this selection is not ratified by the affirmative vote of a majority of shares of the Company’s common stock present or represented by proxy and entitled to vote on the selection, the Audit Committee will consider that fact when it selects the independent public accountants for the following year. The Audit Committee may, in its discretion, replace PricewaterhouseCoopers LLP as the independent registered public accounting firm at a later date without the approval of its shareholders.

PricewaterhouseCoopers LLP (“PWC”) has been engaged as the Company’s independent accountants since 1984. A representative of PWC will be present at the Annual Meeting to respond to questions and will have an opportunity to make a statement if he or she desires to do so.

In addition to retaining PWC to audit the Company’s consolidated financial statements for fiscal 2010, the Company retained PWC and other consulting firms to provide advisory, auditing, and consulting services in fiscal 2010. The Company understands the need for PWC to maintain objectivity and independence in its audit of its financial statements. To minimize relationships that could appear to impair the objectivity of PWC, the Audit Committee has restricted the non-audit services that PWC may provide primarily to tax services, merger and acquisition due diligence services and audit services. They also determined that the Company would obtain non-audit services from PWC only when the services offered by PWC are at least as effective or economical as services available from other service providers, and, to the extent possible, only after competitive bidding.

The Audit Committee has also adopted policies and procedures for pre-approving all non-audit work performed by PWC after May 5, 2003. Specifically, the Committee has pre-approved the use of PWC for the following categories of non-audit service: merger and acquisition due diligence and audit services; tax services; internal control reviews; and reviews and procedures that the Company requests PWC to undertake to provide assurances on matters not required by laws or regulations. In each case, the Committee requires management to report the specific engagements to the Committee on a regular basis, and also obtain specific pre-approval on any engagement over $25,000.

Aggregate fees billed to the Company for services rendered by PWC for fiscal 2010 and 2009 were:

	2010	2009

Audit Fees	$515,000	$532,000
Audit Related Fees	12,100	9,100
Tax Fees		151,600
All Other Fees

Total Fees	$527,100	$692,700

In the table above, in accordance with SEC definitions and rules, “audit fees” are fees the Company paid to PWC for professional services for the audit of the Company’s consolidated financial statements included in Form 10-K and review of financial statements included in Form 10-Qs, for the Sarbanes-Oxley Section 404 internal control audit or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements; “audit-related fees” are comprised of assurance and related services that are traditionally performed by the external auditor; “tax fees” are fees related to preparation of the Company’s tax returns, as well as fees for tax compliance, tax advice and tax planning; and “all other fees” are fees billed by PWC to the Company for any services not included in the first three categories including services such as benefit plan services and merger and acquisition due diligence.

The Audit Committee has considered whether the non-audit services provided by PWC are compatible with PWC maintaining its independence and has determined that they are compatible.

The Board of Directors recommends the shareholders vote FOR ratification of the re-appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending March 26, 2011.

SHAREHOLDER PROPOSALS

Nominations for Board membership and proposals of shareholders that are intended to be presented at the annual meeting to be held in 2011 must be received by the Company by March 11, 2011, in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting. The Company’s Certificate of Incorporation provides that shareholders who do not present a proposal for inclusion in the proxy statement, but who still intend to submit the proposal at the 2011 annual meeting, and shareholders who intend to submit nominations for directors at the meeting, are required to deliver or mail the proposal or nomination to the Secretary of the Company, Monro Muffler Brake, Inc., 200 Holleder Parkway, Rochester, New York 14615, so that the Secretary receives the proposal or nomination not less than 120 days nor more than 180 days prior to the meeting, except that if less than 50 days notice or prior public disclosure of the meeting date is given or made to shareholders, the Secretary must receive such proposal or nomination not later than the close of business on the tenth day following the day on which notice of the meeting was mailed or such public disclosure was made, whichever first occurs. Each proposal or nomination must set forth the information required by the Certificate of Incorporation. If the chairman of the meeting determines that a proposal or nomination was not made in accordance with the required procedures, such proposal or nomination will be disregarded. Additional information and a copy of the Certificate of Incorporation may be obtained by submitting a written request to the Secretary of the Company.

ADDITIONAL INFORMATION

The Company will furnish to any shareholder, upon written request, a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended March 27, 2010, as filed with the SEC, without charge, except that copies of any exhibit to such report will be furnished upon payment by such shareholder of the Company’s reasonable expenses in furnishing such exhibit. Written requests may be directed to the Company, 200 Holleder Parkway, Rochester, New York 14615, Attention: Secretary.

By Order of the Board of Directors

/s/  John W. Van Heel
John W. Van Heel
Secretary

Rochester, New York
July 9, 2010

Exhibit A

Monro Muffler Brake, Inc.
2007 Stock Incentive Plan

Article 1.  Establishment and Purpose

1.1  Establishment and Effective Date.  Monro Muffler Brake, Inc., a New York corporation (the “Company”), hereby establishes a plan to be known as the Monro Muffler Brake, Inc. 2007 Stock Incentive Plan (the “Plan”). The Plan shall become effective as of June 29, 2007 (the “Effective Date”), subject to the approval of the Company’s stockholders.

1.2  Purpose.  The purpose of the Plan is to encourage and enable all eligible employees and directors (subject to such requirements as may be prescribed by the Compensation Committee (the “Committee”)) of the Company and its subsidiaries to acquire a proprietary interest in the Company through the ownership of the Company’s common stock, par value $0.01 per share (“Common Stock”). Such ownership will provide such employees and directors with a more direct stake in the future welfare of the Company and encourage them to remain with the Company and its subsidiaries. It is also expected that the Plan will encourage qualified persons to seek and accept employment or a directorship with the Company and its subsidiaries.

Article 2.  Awards

2.1  Form of Awards.  Awards under the Plan may be granted in the form of incentive stock options (“Incentive Stock Options”) meeting the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or nonqualified stock options (“Nonqualified Stock Options”) that are not intended to qualify as incentive stock options under Section 422 of the Code (collectively, “Options”) or shares of restricted Common Stock (“Restricted Stock”, and, together with Options, “Awards”); provided, that Incentive Stock Options may only be granted to employees of the Company.

2.2  Maximum Shares Available.  The maximum aggregate number of shares of Common Stock available for Awards under the Plan is 388,000, plus any shares of Common Stock available for award under the Monro Muffler Brake, Inc. 1998 Employee Stock Option Plan and the 2003 Non-Employee Directors’ Stock Option Plan immediately prior to the shareholder approval of the Plan, all as subject to adjustment pursuant to Article 10 hereof. Shares of Common Stock issued pursuant to the Plan may be either authorized but unissued shares or issued shares reacquired by the Company. In the event that prior to the end of the period during which Awards may be granted under the Plan, any Option expires unexercised or Award is terminated, surrendered or canceled without being exercised in whole for any reason, the shares of Common Stock covered by such Award shall be available for subsequent Awards under the Plan upon such terms as the Committee may determine.

2.3  [RESERVED].

2.4  Substitute Awards.  Awards granted in assumption of, or in substitution or exchange for, awards previously granted by a company acquired by the Company or any subsidiary with which the Company or any subsidiary combines shall not reduce the shares of Common Stock authorized for grant under the Plan or authorized for grant to an employee in any fiscal year. Additionally, in the event that a company acquired by the Company or any subsidiary or with which the Company or any subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares of Common Stock authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employees or directors prior to such acquisition or combination.

Article 3.  Administration

3.1  Committee.  Awards shall be determined, and the Plan shall be administered by, the Committee as appointed from time to time by the Board of Directors of the Company (the “Board”), which Committee or subcommittee thereof shall consist solely of at least two individuals who are each “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (or any successor rule thereto) and “outside directors” within the meaning of Section 162(m) of the Code (or any successor section thereto).

3.2  Powers of Committee.  Subject to the express provisions of the Plan, the Committee shall have the power and authority (i) to grant Awards and to determine the purchase price of the Common Stock covered by each Award, the term of each Award, waive any terms or conditions of any Award (including, without limitation, accelerating or waiving any vesting conditions subject to an Award), the number of shares of Common Stock to be covered by each Award and any performance objectives or vesting standards applicable to each Award; (ii) to designate Options as Incentive Stock Options or Nonqualified Stock Options; and (iii) to determine the employees or directors to whom, and the time or times at which, Awards shall be granted.

3.3  Delegation.  The Committee may delegate to one or more of its members or to any other person or persons such ministerial duties as it may deem advisable. The Committee may also delegate to the Chief Executive Officer of the Company the authority, subject to such terms as the Committee shall determine, to perform any and all functions as the Committee may determine. The Committee may also employ attorneys, consultants, accountants or other professional advisors and shall be entitled to rely upon the advice, opinions or valuations of any such advisors.

3.4  Interpretations.  The Committee shall have sole discretionary authority to interpret the terms of the Plan, to adopt and revise rules, regulations and policies to administer the Plan and to make any other factual determinations which it believes to be necessary or advisable for the administration of the Plan. All actions taken and interpretations and determinations made by the Committee in good faith shall be final and binding upon the Company, all employees and directors who have received awards under the Plan and all other interested persons.

3.5  Liability; Indemnification.  No member of the Committee, nor the Chief Executive Officer, or any person to whom ministerial duties have been delegated, shall be personally liable for any action, interpretation or determination made with respect to the Plan or Awards granted thereunder, and each member of the Committee, the Chief Executive Officer and each person to whom ministerial duties have been delegated shall be fully indemnified and protected by the Company with respect to any liability he or she may incur with respect to any such action, interpretation or determination, to the extent permitted by applicable law and to the extent provided in the Company’s Certificate of Incorporation and Bylaws, as amended from time to time, or under any agreement between such member, the Chief Executive Officer and the Company.

Article 4.  Eligibility

Awards may be granted to all employees and directors of the Company or any of its subsidiaries (subject to such requirements as may be prescribed by the Committee), including officers of the Company; provided, however, that no employee or director may receive a grant of an Option to purchase more than 500,000 shares of Common Stock in the aggregate in any fiscal year of the Company. In determining the employees and directors to whom Awards shall be granted and the number of shares to be covered by each Award, the Committee shall take into account the nature of the services rendered by such employees or directors, their present and potential contributions to the success of the Company and its subsidiaries, and such other factors as the Committee in its sole discretion shall deem relevant.

As used herein, the term “subsidiary” shall mean any present or future corporation, partnership or joint venture in which the Company owns, directly or indirectly, 40% or more of the economic interests. Notwithstanding the foregoing, only employees of the Company and any present or future corporation which is or may be a “subsidiary corporation” of the Company (as such term is defined in Section 424(f) of the Code) shall be eligible to receive Incentive Stock Options.

Article 5.  Stock Options

5.1  Grant of Options.  Options may be granted under the Plan for the purchase of shares of Common Stock. Options shall be granted in such form and upon such terms and conditions, including the satisfaction of corporate or individual performance objectives and other vesting standards, as the Committee shall from time to time determine.

5.2  Designation as Nonqualified Stock Option or Incentive Stock Option.  In connection with any grant of Options, the Committee shall designate in the written agreement required pursuant to Article 12 hereof whether the Options granted shall be Incentive Stock Options or Nonqualified Stock Options, or in the case both are granted, the number of shares of each. All Options granted under the Plan are intended to be nonqualified stock options, unless the applicable written agreement expressly states that the Option is intended to be an Incentive Stock Option.

5.3  Option Price.  The purchase price per share under each Option shall be the Market Price (as hereinafter defined) of the Common Stock on the date the Option is granted. In no case, however, shall the purchase price per share of an Option be less than the par value of the Common Stock ($0.01). In the case of an Incentive Stock Option granted to an employee owning (actually or constructively under Section 424(d) of the Code), more than 10% of the total combined voting power of all classes of stock of the Company or of a subsidiary (a “10% Stockholder”), the option price shall not be less than 110% of the Market Price of the Common Stock on the date of grant.

The “Market Price” of the Common Stock on any day shall be determined as follows: (i) if the Common Stock is listed on a national securities exchange or quoted through the NASDAQ National Market System, the Market Price on any day shall be the closing price, or if no such sale is made on such day, the average of the closing bid and asked price reported on the Consolidated Trading listing for such day; (ii) if the Common Stock is quoted on the NASDAQ inter dealer quotation system, the Market Price on any day shall be the average of the representative bid and asked prices at the close of business for such day; or (iii) if the Common Stock is not listed on a national stock exchange or quoted on NASDAQ, the Market Price on any day shall be the average of the closing bid and asked prices reported by the National Quotation Bureau, Inc. for such day; provided, that if there is no trading of the Common Stock, the “Market Price” shall be measured on the first day that there is trading of the Common Stock.

5.4  Incentive Stock Options.  In the case of Incentive Stock Options, the aggregate Market Price (determined at the time the Incentive Stock Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any optionee during any calendar year (under all plans of the Company and any subsidiary) shall not exceed $100,000. Any employee who disposes of shares acquired upon the exercise of an Incentive Stock Option either (i) within two years after the date of grant of such Incentive Stock Option or (ii) within one year after the transfer of such shares to the employee, shall notify the Company of such disposition and of the amount realized upon such disposition. If an Option is intended to be an Incentive Stock Option, and if for any reason such Option (or portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a Nonqualified Stock Option granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan’s requirements relating to Nonqualified Stock Options. In no event shall any member of the Committee, the Company or any of its subsidiaries (or their respective employees, officers or directors) have any liability to any employee (or any other person) due to the failure of an Option to qualify for any reason as an Incentive Stock Option.

5.5  Limitation on Time of Grant.  No grant of an Incentive Stock Option shall be made under the Plan more than ten (10) years after the date the Plan is approved by stockholders of the Company.

5.6  Exercise and Payment.  Except as otherwise provided in the Plan or in a written agreement, an Option may be exercised for all, or from time to time any part, of the shares of Common Stock for which it is then exercisable. The exercise date of an Option shall be the later of the date a notice of exercise is received by the Company and, if applicable, the date payment is received by the Company pursuant to clauses (i), (ii), (iii) or (iv) in the following sentence. The purchase price for the shares of Common Stock as to which an Option is exercised shall be paid to the Company in full at the time of exercise at the election of the optionee (i) in cash or its equivalent (e.g., by check), (ii) in Shares having a Market Price equal to the aggregate option price for the shares of Common Stock being purchased and satisfying such other requirements as may be imposed by the Committee; provided, that such shares of Common Stock have been held by the optionee for no less than six months (or such other period as established from time to time by the Committee or generally accepted accounting principles), (iii) partly in cash and partly in such Shares, (iv) subject to the terms and conditions established by the Committee, through the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the aggregate option price for the shares being purchased or (v) such other method approved by the Committee.

5.7  Term.  The term of each Option granted under the Plan shall be determined by the Committee; provided, however, that, notwithstanding any other provision of the Plan, in no event shall an Incentive Stock Option be exercisable after ten (10) years from the date it is granted, or in the case of an Incentive Stock Option granted to a 10% Stockholder, five (5) years from the date it is granted.

5.8  Rights as a Stockholder.  A recipient of Options shall have no rights as a stockholder with respect to any shares issuable or transferable upon exercise thereof until the date a stock certificate is issued to such recipient representing such shares. Except as otherwise expressly provided in the Plan, no adjustment shall be made for cash dividends or other rights for which the record date is prior to the date such stock certificate is issued.

5.9  General Restrictions.  Each Option granted under the Plan shall be subject to the requirement that, at any time the Board shall determine, in its discretion, that the listing, registration or qualification of the shares issuable or transferable upon exercise of an Option upon any securities exchange or under any state or Federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of an Option or the issue, transfer, or purchase of shares thereunder, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Board.

Article 6.  Restricted Stock

6.1  Grant of Restricted Stock.  Awards of Restricted Stock may be issued hereunder to employees or directors either alone or in addition to Options granted under the Plan (a “Restricted Stock Award”). A Restricted Stock Award shall be subject to vesting restrictions imposed by the Committee covering a period of time specified by the Committee. The Committee has absolute discretion to determine whether any consideration (other than services) is to be received by the Company or any subsidiary as a condition precedent to the issuance of Restricted Stock.

6.2  Rights as a Stockholder.  Unless otherwise provided in the written agreement, beginning on the date of grant of the Restricted Stock Award, the employee or director shall become a stockholder of the Company with respect to all shares of Common Stock subject to the written agreement and shall have all of the rights of a stockholder, including the right to vote such shares and the right to receive distributions made with respect to such shares. Except as otherwise provided in a written agreement, any shares or any other property (other than cash) distributed as a dividend or otherwise with respect to any Restricted Stock Award as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Stock Award.

6.3  Issuance of Shares.  Any Restricted Stock Award granted under the Plan may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. Such certificate or certificates shall be registered in the name of the employee or director and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock.

6.4  Performance-Based Awards.  Notwithstanding anything to the contrary herein, certain Restricted Stock Awards granted under this Article 6 may be granted in a manner which is deductible by the Company under Section 162(m) of the Code (“Performance-Based Awards”). A Performance-Based Award shall vest based on the attainment of written performance goals approved by the Committee for a performance period established by the Committee (i) while the outcome for that performance period is substantially uncertain and (ii) no more than 90 days after the commencement of the performance period to which the performance goals relates or, if less, the number of days which is equal to 25% of the relevant performance period. The performance goals, which must be objective, shall be based upon one or more of the following criteria: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per share; (v) book value per share; (vi) return on shareholders’ equity; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) stock price; (xiii) market share; (xiv) revenues or sales; (xv) costs; (xvi) cash flow; (xvii) working capital and (xviii) return on assets. The foregoing criteria may relate to the Company, one or more of its subsidiaries or one or more of its divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In addition, to the degree consistent with Section 162(m) of the Code, the performance goals may be calculated without regard to extraordinary items. The maximum amount of a Performance-Based Award during a calendar year to any employee or director shall be 500,000 shares of Common Stock. The Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Award and, if they have, the Committee shall so certify and ascertain the amount of the applicable Performance-Based Award. No Performance-Based Awards will vest for such performance period until such certification is made by the Committee.

6.5  Effect of Termination of Employment or Service.  Except as expressly determined by the Committee in its sole discretion, the unvested portion of a Restricted Stock Award shall terminate upon the termination of employment or service with the Company or a subsidiary for any reason. Notwithstanding the foregoing, in the event of the death of a recipient of a Restricted Stock Award while an employee or director of the Company or any subsidiary, the unvested portion of the Restricted Stock Award shall become fully vested.

Article 7.  Nontransferability of Awards

Except as otherwise permitted by the Committee, no Award may be transferred, assigned, pledged or hypothecated (whether by operation of law or otherwise), except as provided by will or the applicable laws of descent and distribution, and no Award shall be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of an Award not specifically permitted herein shall be null and void and without effect. An Option may only be exercised during his or her lifetime by the recipient, or following his or her death pursuant to Section 8.3 hereof.

Article 8.  Effect of Termination of Employment or Service on Options

8.1  General Rule.  Except as expressly determined by the Committee in its sole discretion or as set forth in this Article 8, (x) the unvested portion of an Option shall terminate upon the termination of employment or service with the Company or a subsidiary for any reason and (y) the vested portion of an Option shall not be exercisable after thirty (30) days following the recipient’s termination of employment or service with the Company or a subsidiary.

Options shall not be affected by any change of employment so long as the recipient continues to be employed by either the Company or a subsidiary. An Option shall be forfeited upon an employee’s termination of employment or a director’s termination of service if the employee or director was terminated for one (or more) of the following reasons: (i) the conviction, or plea of guilty or nolo contendere to the commission of a felony; (ii) the commission of any fraud, misappropriation or misconduct which causes demonstrable injury to the Company or a subsidiary; (iii) an act of dishonesty resulting or intended to result, directly or indirectly, in gain or personal enrichment at the expense of the Company or a subsidiary; or (iv) any breach of the employee’s or director’s fiduciary duties to the Company. It shall be within the sole discretion of the Committee to determine whether the termination was for one of the foregoing reasons, and the decision of the Committee shall be final and conclusive.

8.2  Disability or Retirement.  Except as expressly provided otherwise in the written agreement relating to any Option granted under the Plan, in the event of the Disability or Retirement of a recipient of Options, the Options which are held by such recipient on the date of such Disability or Retirement, to the extent exercisable on the date of Disability or Retirement, shall be exercisable for one (1) year following such Disability or Retirement.

“Disability” shall mean any termination of employment or service with the Company or a subsidiary because of a “Disability” as such term is defined in Section 22(e) of the Code. “Retirement” shall mean a termination of employment or service with the Company or a subsidiary either: (i) on a voluntary basis by a recipient who, if a non-employee director, is at least sixty-five (65) years of age, or if an employee, is at least fifty-five (55) years of age and has at least ten (10) years of service with the Company or a subsidiary; or (ii) otherwise with the written consent of the Committee in its sole discretion. The decision of the Committee with respect to a determination regarding Disability or Retirement shall be final and conclusive.

8.3  Death.  In the event of the death of a recipient of Options while an employee or director of the Company or any subsidiary, Options which are held by such employee or director at the date of death, whether or not otherwise exercisable on the date of death, shall be exercisable by the beneficiary designated by the employee or director for such purpose (the “Designated Beneficiary”) or if no Designated Beneficiary shall be appointed or if the Designated Beneficiary shall predecease the employee or director, by the employee’s or director’s personal representatives, heirs or legatees, at any time within one (1) year from the date of death, at which time such Options shall terminate.

In the event of the death of a recipient of Options following a termination of employment or service due to Retirement or Disability, if such death occurs before the Options are exercised, the Options which are held by such recipient on the date of termination of employment or service, to the extent exercisable on such date shall be exercisable by such recipient’s Designated Beneficiary, or if no Designated Beneficiary shall be appointed or if the Designated Beneficiary shall predecease such recipient, by such recipient’s personal representatives, heirs or legatees, to the same extent such Options were exercisable by the recipient following such termination of employment.

Article 9.  Leave of Absence, Change in Control

9.1  Leave of Absence.  In the case of an employee on an approved leave of absence, the Awards of such employee shall not be affected unless such leave is longer than three (3) months. The date of exercisability of any Options of an employee which are unexercisable or the date of vesting of Restricted Stock of an employee at the beginning of an approved leave of absence lasting longer than three (3) months shall be postponed for a period equal to the length of such leave of absence. Notwithstanding the foregoing, the Committee may, in its sole discretion, waive in writing any such postponement of the date of exercisability of any Options or the vesting of Restricted Stock due to a leave of absence.

9.2  Change in Control.  Notwithstanding any provisions of the Plan to the contrary, if there should be a Change in Control (i) the Company shall give each recipient of Options or Restricted Stock written notice of such Change in Control as promptly as practicable prior to the effective date thereof, and (ii) all of the Options held by employees or directors not currently exercisable shall become exercisable immediately prior to the effective date of such Change in Control and all restrictions with respect to Restricted Stock shall lapse; provided, however, that, unless otherwise provided in a written agreement between the Company and an employee or director, (x) all or a portion of such Options shall not be exercisable to the extent that the accelerated exercisability would cause the employee or director to be subject to taxes under Section 4999 of the Code and (y) the restrictions on all or a portion of such Restricted Stock shall not lapse if such lapse of restrictions would cause the employee or director to be subject to taxes under Section 4999 of the Code. In addition, if there should be a Change in Control, the Committee may, in its sole discretion, provide for (i) the termination of an Option upon the consummation of the Change of Control, but only if the optionee has been permitted to exercise the Option in full for a period of not less than 10 days prior to the Change in Control, (ii) the payment of any amount (in cash or, in the discretion of the Committee, in the form of consideration paid to shareholders of the Company in connection with such Change in Control) in exchange for the cancellation of an Award which, in the case of an Option, may equal the excess, if any, of the Market Price of the shares of Common Stock subject to such Options over the aggregate option price of such Options, and/or (iii) issuance of substitute Awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted hereunder. “Change in Control” shall mean any of the following: (i) any person who is not an “affiliate” (as defined in Rule 12b-2 of the Act) of the Company as of the Effective Date becomes the beneficial owner, directly or indirectly, of 50% or more of the combined voting power of the then outstanding securities of the Company except pursuant to a public offering of securities of the Company; or (ii) the sale of the Company substantially as an entirety (whether by sale of stock, sale of assets, merger, consolidation, or otherwise) to a person who is not an affiliate of the Company as of the Effective Date.

Article 10.  Adjustment Upon Changes in Capitalization

In the event of any change in the outstanding shares of Common Stock after the Effective Date by reason of any share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or transaction or exchange of shares or other corporate exchange, or any distribution to shareholders of shares other than regular cash dividends or any transaction similar to the foregoing, the Committee without liability to any person shall make such substitution or adjustment, as to (i) the number or kind of shares or other securities issued or reserved for issuance pursuant to the Plan or pursuant to outstanding Awards, (ii) the option price and/or (iii) any other affected terms of such Awards.

Article 11.  Amendment and Termination

The Board may suspend, terminate, modify or amend the Plan, provided that any amendment that would (i) materially increase the aggregate number of shares which may be issued under the Plan, (ii) materially increase the benefits accruing to employees under the Plan, or (iii) materially modify the requirements as to eligibility for participation in the Plan, shall be subject to the approval of the Company’s stockholders, except that any such increase or modification that may result from adjustments authorized by Article 10 hereof shall not require such stockholder approval. If the Plan is terminated, the terms of the Plan shall, notwithstanding such termination, continue to apply to awards granted prior to such termination. No suspension, termination, modification or amendment of the Plan may, without the consent of the employee or director to whom an Award shall theretofore have been granted, adversely affect the rights of such employee or director under such Award.

Article 12.  Written Agreement

Each Award shall be evidenced by a written agreement containing such restrictions, terms and conditions, if any, as the Committee may require. In the event of any conflict between a written agreement and the Plan, the terms of the Plan shall govern.

Article 13.  Miscellaneous Provisions

13.1  Tax Withholding.  The Company shall have the right to require employees or their Designated Beneficiaries, personal representatives, heirs or legatees to remit to the Company an amount sufficient to satisfy Federal, state and local withholding tax requirements, or to deduct from all payments under the Plan amounts sufficient to satisfy all withholding tax requirements. The Committee may, in its sole discretion, permit an employee to satisfy his or her minimum statutory tax withholding obligation either by: (i) surrendering shares of Common Stock owned by the employee; or (ii) having the Company withhold from shares of Common Stock otherwise deliverable to the employee. Shares of Common Stock surrendered or withheld shall be valued at their Market Price as of the date on which income is required to be recognized for income tax purposes.

13.2  Investment Intent.  The Board or the Committee may, in connection with the granting of any Award, require the individual to whom the Award is to be granted to enter into an agreement with the Company stating that as a condition precedent to each grant or the exercise of an Option, in whole or in part, such individual shall if then required by the Company represent to the Company in writing that such exercise is for investment only and not with a view to distribution, and also setting forth such other terms and conditions as the Board or the Committee may prescribe.

13.3  Successor.  The obligations of the Company under the Plan shall be binding upon any successor Company or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor Company or organization succeeding to all or substantially all of the assets and business of the Company.

13.4  General Creditor Status.  Employees and directors shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any employee, director or Designated Beneficiary, personal representative, heir or legatee of such employee or director. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made under the Plan shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan.

13.5  No Right to Employment/Service or Awards.  Nothing in the Plan or in any written agreement entered into pursuant to Article 12 hereof, nor the grant of any award, shall confer upon any employee or director any right to continue in the employ or service of the Company or a subsidiary or to be entitled to any remuneration or benefits not set forth in the Plan or such written agreement or interfere with or limit the right of the Company or a subsidiary to modify the terms of or terminate such employee’s employment or director’s service at any time. No employee or director or other person shall have any claim to be granted an Award, and there is no obligation for uniformity of treatment of employees and/or directors, or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each employee and/or director (whether or not such employees or directors are similarly situated).

13.6  Notices.  Notices required or permitted to be made under the Plan shall be sufficiently made if personally delivered to the employee or director or sent by regular mail addressed: (i) to the employee or director at the employee’s or director’s address as set forth in the books and records of the Company or its subsidiaries; or (ii) to the Company or the Committee at the principal office of the Company clearly marked “Attention: Compensation Option Committee”.

13.7  Severability.  In the event that any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

13.8  Governing Law.  The Plan, and all agreements thereunder, shall be construed in accordance with and governed by the laws of the State of New York, without regard to conflicts of laws principles thereof.

MONRO MUFFLER BRAKE, INC.
AMENDMENT TO 2007 STOCK INCENTIVE PLAN

WHEREAS, the Board has received a report from the Chairman of the Compensation Committee (the “Committee”), advising that, subject the approval of the stockholders of Monro, the Committee recommends that the 2007 Stock Incentive Plan (the “2007 Plan”) be amended to provide for an increase in the number of shares to be made available for Awards (as defined in the Plan) thereunder;

WHEREAS, the Board believes that amending the 2007 Plan is in the best interests of the Company and its stockholders such that it will provide a further mechanism through which employees and directors may acquire a more direct stake in the future welfare of the Company and to encourage these individuals to remain with the Company and its subsidiaries; and

WHEREAS, pursuant to Article 11 of the Plan, the Board may amend the 2007 Plan provided that any amendment that would (i) materially increase the aggregate number of shares which may be issued under the Plan, (ii) materially increase the benefits accruing to employees under the Plan, or (iii) materially modify the requirements as to eligibility for participation in the Plan, shall be subject to the approval of the Company’s stockholders;

NOW, THEREFORE, IT IS HEREBY, RESOLVED, that the 2007 Plan be amended, effective August 10, 2010, subject to ratification of the stockholders of the Company, to provide as follows:

1. The first sentence of Section 2.2 of the Plan is hereby amended to increase the maximum number of shares available under the Plan by an additional 1,000,000.

2. The Plan, except as otherwise set forth herein, shall remain in full force and effect in all other respects.

ANNUAL MEETING OF STOCKHOLDERS OF
MONRO MUFFLER BRAKE, INC.
August 10, 2010
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card
are available at http://www.monro.com
Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Please detach along perforated line and mail in the envelope provided.

■ 20503300000000001000 3	081010

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.  Election of Directors: To elect four Class 1 directors to serve a two-year term, and one Class 2 director to serve a one-year term, and until their successors are duly elected and qualified at the 2012 and 2011 annual meetings, respectively, of shareholders.
The Board of Directors recommends a vote FOR each of the following proposals:
					FOR	AGAINST	ABSTAIN
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	NOMINEES: O Richard A. Berenson O Donald Glickman O James Wilen O Elizabeth A. Wolszon O Robert E. Mellor	Class 1 Director Class 1 Director Class 1 Director Class 1 Director Class 2 Director		2. To ratify the amendment to the Monro Muffler Brake, Inc. 2007 Stock Incentive Plan.	☐	☐	☐
				3. To ratify the re-appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending March 26, 2011.	☐	☐	☐
The Board of Directors recommends a vote FOR all of the nominees for director.				4. To consider such other business as may properly be brought before the meeting or any adjournment or postponement thereof.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

MARK HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

■	■

☐ ■
MONRO MUFFLER BRAKE, INC.
Proxy Solicited on Behalf of the Board of Directors
for the Annual Meeting of Shareholders, August 10, 2010
     The undersigned hereby appoints Robert G. Gross and Catherine D’Amico as proxies, each with the power to appoint his or her substitute, and hereby authorizes each such person, acting individually, to represent and to vote, as specified on the reverse side hereof, all of the shares of common stock of Monro Muffler Brake, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held at the Radisson Hotel Rochester Riverside, 120 East Main Street, Rochester, New York 14604, commencing at 10:00 a.m. on August 10, 2010 and at any postponement or adjournment thereof; and in the discretion of the proxies, their substitutes or delegates, to vote such shares and to represent the undersigned in respect of other matters properly brought before the meeting.
     WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS SPECIFIED BY THE SIGNING SHAREHOLDER ON THE REVERSE SIDE HEREOF. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS.
(Continued and to be signed on the reverse side)

■	14475 ■